                                                                    EXHIBIT 99.1


                                                       KMART HOLDING CORPORATION

                                                            FINANCIAL STATEMENTS

                                                          For the 13-weeks ended
                                                  April 30, 2003 and May 1, 2002
                                                          and Fiscal Years Ended
                                                                January 29, 2003
                                                                January 30, 2002
                                                                January 31, 2001

                                      INDEX


                                                                                       Page
                                                                                       ----
Consolidated Statements of Operations for the 13-weeks ended April 30, 2003 and
     May 1, 2002 (unaudited)                                                             2

Consolidated Statements of Operations for the Fiscal Years Ended January 29,
     2003, January 30, 2002 and January 31, 2001                                         3


Consolidated Balance Sheets as of April 30, 2003, January 29, 2003 and
     January 30, 2002                                                                    4

Consolidated Statements of Cash Flows for the 13-weeks ended April 30, 2003 and
     May 1, 2002 (unaudited)                                                             5

Consolidated Statements of Cash Flows for the Years Ended January 29, 2003,
     January 30, 2002 and January 31, 2001                                               6

Consolidated Statements of Shareholders' (Deficit) Equity for the 13-weeks ended
     April 30, 2003 and the Years Ended January 29, 2003, January 30, 2002 and
     January 31, 2001                                                                    7

Notes to Consolidated Financial Statements                                              8-40

Report of Independent Accountants  - Predecessor Company                                 41

Report of Independent Accountants  - Successor Company                                   42

                            KMART HOLDING CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 13-WEEKS ENDED APRIL 30, 2003 AND MAY 1, 2002


                                                                              PREDECESSOR COMPANY
                                                                          ----------------------------
                                                                                  13 WEEKS ENDED
                                                                             APRIL 30,        MAY 1,
                                                                               2003            2002
----------------------------------------------------------------------------------------   -----------
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)                                                (unaudited)
Sales                                                                         $ 6,181         $ 7,181
Cost of sales, buying and occupancy                                             4,762           6,519
                                                                              -------         -------

Gross margin                                                                    1,419             662
Selling, general and administrative expenses                                    1,421           1,670
Equity income in unconsolidated subsidiaries                                        7               5
Restructuring, impairment and other charges                                        37               -
                                                                              -------         -------
Loss before interest, reorganization items, income taxes
   and discontinued operations                                                    (32)         (1,003)
Interest expense, net (contractual interest for 13 week periods ended
   April 30, 2003 and May 1, 2002 was $124 and $102, respectively.)                57              33
Reorganization items, net                                                         769             251
Benefit from income taxes                                                          (6)            (12)
                                                                              -------         -------
Loss before discontinued operations                                              (852)         (1,275)
Discontinued operations, net of tax benefit of $0 and $0, respectively            (10)           (167)
                                                                              -------         -------
Net loss                                                                      $  (862)        $(1,442)
                                                                              -------         -------

BASIC/DILUTED LOSS PER COMMON SHARE
Basic/diluted loss before discontinued operations                             $ (1.63)        $ (2.54)
Discontinued operations                                                         (0.02)          (0.33)
                                                                              -------         -------
Net loss                                                                      $ (1.65)        $ (2.87)
                                                                              =======         =======

Basic/diluted weighted average shares (millions)                                522.7           502.9

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            KMART HOLDING CORPORATION
               CONSOLIDATED STATEMENTS OF OPERATIONS - (CONTINUED)
       YEARS ENDED JANUARY 29, 2003, JANUARY 30, 2002 AND JANUARY 31, 2001


                                                                                                    PREDECESSOR COMPANY
                                                                                          ----------------------------------------
                                                                                                       FISCAL YEARS
                                                                                            2002            2001            2000
----------------------------------------------------------------------------------------------------------------------------------
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Sales                                                                                     $ 29,352        $ 34,180        $ 35,027
Cost of sales, buying and occupancy                                                         24,842          28,193          28,094
                                                                                          --------        --------        --------

Gross margin                                                                                 4,510           5,987           6,933
Selling, general and administrative expenses                                                 6,247           7,186           6,985
Equity income (loss) in unconsolidated subsidiaries                                             34               -             (13)
Restructuring, impairment and other charges                                                    574             947               -
                                                                                          --------        --------        --------
Loss before interest, reorganization items, income taxes, dividends on
   convertible preferred securities of subsidiary trust and discontinued operations         (2,277)         (2,146)            (65)
Interest expense, net (contractual interest for fiscal years
     2002 and 2001 was $426 and $352, respectively)                                            155             344             287
Reorganization items, net                                                                      363            (183)              -
Benefit from income taxes                                                                      (24)              -            (142)
Dividends on convertible preferred securities of subsidiary trust,
   net of income taxes of $0, $0 and $25, respectively                                           -              70              46
                                                                                          --------        --------        --------
Loss before discontinued operations                                                         (2,771)         (2,377)           (256)
Discontinued operations, net of tax benefit of $0, $0 and $6, respectively                    (448)            (69)            (12)
                                                                                          --------        --------        --------
Net loss                                                                                  $ (3,219)       $ (2,446)       $   (268)
                                                                                          ========        ========        ========

BASIC/DILUTED LOSS PER COMMON SHARE
Basic/diluted loss before discontinued operations                                         $  (5.47)       $  (4.81)       $  (0.51)
Discontinued operations                                                                      (0.89)          (0.14)          (0.02)
                                                                                          --------        --------        --------
Net loss                                                                                  $  (6.36)       $  (4.95)       $  (0.53)
                                                                                          ========        ========        ========

Basic/diluted weighted average shares (millions)                                             506.4           494.1           482.8

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            KMART HOLDING CORPORATION
                           CONSOLIDATED BALANCE SHEETS
           AS OF APRIL 30, 2003, JANUARY 29, 2003 AND JANUARY 30, 2002

                                                                                     SUCCESSOR           PREDECESSOR
                                                                                      COMPANY              COMPANY
                                                                                     ---------    --------------------------
                                                                                     APRIL 30,    JANUARY 29,    JANUARY 30,
                                                                                       2003           2003           2002
----------------------------------------------------------------------------------------------------------------------------
(DOLLARS IN MILLIONS, EXCEPT SHARE DATA)
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                            $  1,232       $    613        $  1,245
Merchandise inventories                                                                 4,431          4,825           5,796
Receivable from Plan Investors                                                            187              -               -
Accounts receivable, net of reserves of $153, $168 and $68, respectively                  382            473             541
Other current assets                                                                      322            191             259
                                                                                     --------       --------        --------
TOTAL CURRENT ASSETS                                                                    6,554          6,102           7,841

Property and equipment, net                                                                10          4,892           6,093
Other assets and deferred charges                                                          96            244             249
                                                                                     --------       --------        --------
TOTAL ASSETS                                                                         $  6,660       $ 11,238        $ 14,183
                                                                                     ========       ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Long-term debt due within one year                                                   $      8            $ -             $ -
Accounts payable                                                                        1,160          1,248              89
Accrued payroll and other liabilities                                                   1,321            710             420
Taxes other than income taxes                                                             274            162             143
                                                                                     --------       --------        --------
TOTAL CURRENT LIABILITIES                                                               2,763          2,120             652

Long-term debt and notes payable                                                          108              -             330
Capital lease obligations                                                                 415            623             857
Pension obligation                                                                        854              -               -
Unfavorable operating leases                                                              344              -               -
Other long-term liabilities                                                               463            181             132
                                                                                     --------       --------        --------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                                             4,947          2,924           1,971

Liabilities subject to compromise                                                           -          7,969           8,093

Company obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely 7-3/4% convertible junior subordinated
   debentures of Predecessor Company (redemption value of $648 and $898, respectively)      -            646             889
Predecessor Company common stock, $1 par value, 1,500,000,000 shares authorized; 519,123,988 and 503,294,515 shares outstanding,
   respectively                                                                             -            519             503
Successor Company preferred stock 20,000,000 shares authorized;
   no shares outstanding                                                                    -              -               -
Successor Company common stock, $0.01 par value, 500,000,000 shares
   authorized; 89,677,509 shares outstanding                                                1              -               -
Capital in excess of par value                                                          1,712          1,922           1,695
(Accumulated deficit) retained earnings                                                     -         (2,742)          1,032
                                                                                     --------       --------        --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                                 $  6,660       $ 11,238        $ 14,183
                                                                                     ========       ========        ========

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            KMART HOLDING CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  13-WEEKS ENDED APRIL 30, 2003 AND MAY 1, 2002


                                                                      PREDECESSOR COMPANY
                                                                  ---------------------------
                                                                  APRIL 30,          MAY 1,
                                                                    2003              2002
---------------------------------------------------------------------------------------------
(DOLLARS IN MILLIONS)                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss                                                  $  (862)          $(1,442)
        Adjustments to reconcile net loss
          to net cash provided by operating activities:
          Restructuring, impairment and other charges                  44               799
          Reorganization items, net                                   769               251
          Depreciation and amortization                               177               187
          Equity income in unconsolidated subsidiaries                 (7)               (5)
        Dividends received from Meldisco                               36                45
        Cash used for store closings and other charges                (64)              (39)
        Change in:
          Inventories                                                 480              (109)
          Accounts payable                                           (117)            1,104
          Deferred income taxes and taxes payable                     (16)               (9)
          Other assets                                                123               198
          Other liabilities                                            32                40
                                                                  -------           -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                             595             1,020
                                                                  -------           -------

NET CASH (USED FOR) PROVIDED BY REORGANIZATION ITEMS                  (19)               12
                                                                  -------           -------

CASH FLOWS FROM INVESTING ACTIVITIES
        Capital expenditures                                           (4)              (52)
        Proceeds from sale of property and equipment                   64                 -
                                                                  -------           -------
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES                   60               (52)
                                                                  -------           -------

CASH FLOWS FROM FINANCING ACTIVITIES
        Net borrowings on DIP Credit Facility                           -              (300)
        Payments on debt                                               (1)              (47)
        Debt issuance costs                                             -               (30)
        Payments on capital lease obligations                         (16)              (19)
                                                                  -------           -------
NET CASH USED FOR FINANCING ACTIVITIES                                (17)             (396)
                                                                  -------           -------

NET CHANGE IN CASH AND CASH EQUIVALENTS                               619               584
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                          613             1,245
                                                                  -------           -------
CASH AND CASH EQUIVALENTS, END OF PERIOD                          $ 1,232           $ 1,829
                                                                  =======           =======


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            KMART HOLDING CORPORATION
               CONSOLIDATED STATEMENTS OF CASH FLOWS - (CONTINUED)
      YEARS ENDED JANUARY 29, 2003, JANUARY 30, 2002 AND JANUARY 31, 2001


                                                                                            PREDECESSOR COMPANY
                                                                                 --------------------------------------------
                                                                                   2002              2001              2000
-----------------------------------------------------------------------------------------------------------------------------
(Dollars in millions)
CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                                   $(3,219)          $(2,446)          $  (268)
      Adjustments to reconcile net loss
        to net cash provided by operating activities:
        Restructuring, impairment and other charges                                2,036             1,095               730
        Reorganization items, net                                                    363              (183)                -
        Depreciation and amortization                                                737               824               777
        Equity (income) loss in unconsolidated subsidiaries                          (34)                -                13
      Dividends received from Meldisco                                                45                51                44
      Cash used for store closings                                                  (134)             (230)             (217)
      Change in:
        Inventories                                                                 (168)              560               335
        Accounts payable                                                             401             1,046              (137)
        Deferred income taxes and taxes payable                                       23               (55)             (204)
        Other assets                                                                 106               246               (16)
        Other liabilities                                                             67               (23)               14
                                                                                 -------           -------           -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                            223               885             1,071
                                                                                 -------           -------           -------

NET CASH USED FOR REORGANIZATION ITEMS                                              (135)               (6)                -
                                                                                 -------           -------           -------

CASH FLOWS FROM INVESTING ACTIVITIES
      Capital expenditures                                                          (252)           (1,385)           (1,089)
      Proceeds from sale of property and equipment                                    29                42                43
      Investment in BlueLight.com                                                      -               (45)              (55)
                                                                                 -------           -------           -------
NET CASH USED FOR INVESTING ACTIVITIES                                              (223)           (1,388)           (1,101)
                                                                                 -------           -------           -------

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from issuance of debt                                                   -             1,494               400
      Net borrowings on DIP Credit Facility                                         (330)              330                 -
      Payments on debt                                                               (31)             (320)              (73)
      Debt issuance costs                                                            (42)              (49)               (3)
      Payments on capital lease obligations                                          (94)              (86)              (78)
      Payments of dividends on preferred securities of subsidiary trust                -               (72)              (73)
      Purchase of convertible preferred securities of subsidiary trust                 -                 -               (84)
      Issuance of common shares                                                        -                56                53
      Purchase of common shares                                                        -                 -               (55)
                                                                                 -------           -------           -------
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES                                (497)            1,353                87
                                                                                 -------           -------           -------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                             (632)              844                57
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                       1,245               401               344
                                                                                 -------           -------           -------
CASH AND CASH EQUIVALENTS, END OF YEAR                                           $   613           $ 1,245           $   401
                                                                                 =======           =======           =======


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            KMART HOLDING CORPORATION
            CONSOLIDATED STATEMENTS OF SHAREHOLDERS (DEFICIT) EQUITY


--------------------------------------------------------------------------------------------------------------------------------
(DOLLARS IN MILLIONS)                                                       CAPITAL       RETAINED      ACCUMULATED
                                                                           IN EXCESS      EARNINGS/        OTHER
                                                             COMMON         OF PAR      (ACCUMULATED   COMPREHENSIVE
                                                              STOCK          VALUE         DEFICIT)         LOSS          TOTAL
                                                             -------        -------        -------        -------        -------
BALANCE AT JANUARY 26, 2000, PREDECESSOR COMPANY             $   481        $ 1,555        $ 4,104        $   (13)       $ 6,127

Comprehensive Loss:
   Net loss                                                        -              -           (268)             -           (268)
                                                                                                                         -------
TOTAL COMPREHENSIVE LOSS                                                                                                    (268)
Repurchased shares                                                (5)           (50)             -              -            (55)
Shares issued to employee benefit plans                           11             59              -              -             70
Shares issued for stock option plans                               -              1              -              -              1
Discount on redemption of preferred securities                     -             13             (3)             -             10
Other                                                              -              -             (3)             -             (3)
                                                             -------        -------        -------        -------        -------

BALANCE AT JANUARY 31, 2001, PREDECESSOR COMPANY                 487          1,578          3,830            (13)         5,882

Comprehensive Loss:
   Net loss                                                        -              -         (2,446)             -         (2,446)
   Additional minimum pension liability adjustment                 -              -              -           (339)          (339)
                                                                                                                         -------
TOTAL COMPREHENSIVE LOSS                                                                                                  (2,785)
Shares issued to employee benefit plans                            9             44              -              -             53
Shares issued for stock option plans                               1              9              -              -             10
Shares issued to acquire BlueLight.com                             6             63              -              -             69
Other                                                              -              1              -              -              1
                                                             -------        -------        -------        -------        -------

BALANCE AT JANUARY 30, 2002, PREDECESSOR COMPANY                 503          1,695          1,384           (352)         3,230

Comprehensive Loss:
   Net loss                                                        -              -         (3,219)             -         (3,219)
   Additional minimum pension liability adjustment                 -              -              -           (554)          (554)
   Market value adjustment for investments                         -              -              -             (1)            (1)
                                                                                                                         -------
TOTAL COMPREHENSIVE LOSS                                                                                                  (3,774)
Conversion of preferred securities                                17            227              -              -            244
Cancellation of restricted stock                                  (1)             -              -              -             (1)
                                                             -------        -------        -------        -------        -------

BALANCE AT JANUARY 29, 2003 - PREDECESSOR COMPANY                519          1,922         (1,835)          (907)          (301)

Comprehensive Loss:
  Net loss excluding Plan of Reorganization and
     Fresh-Start Accounting Adjustments                            -              -           (855)             -           (855)
                                                                                                                         -------
TOTAL COMPREHENSIVE LOSS                                                                                                    (855)
Conversion of preferred securities                                18            241              -              -            259
                                                             -------        -------        -------        -------        -------

BALANCE PRIOR TO APPLICATION OF FRESH-START ACCOUNTING           537          2,163         (2,690)          (907)          (897)

Adjust pension plan to fair market value                                                                      (94)           (94)
Cancellation of Predecessor Company equity and
    application of Fresh-Start accounting                       (537)        (2,163)         2,690          1,001            991
Capitalization of Successor Company                                1          1,712              -              -          1,713
                                                             -------        -------        -------        -------        -------

BALANCE AT APRIL 30, 2003 - SUCCESSOR COMPANY                $     1        $ 1,712            $ -            $ -        $ 1,713
                                                             -------        -------        -------        -------        -------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


1. PROCEEDINGS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         CHAPTER 11 REORGANIZATION

         On January 22, 2002 ("Petition Date"), Kmart Corporation ("Predecessor Company") and 37 of its U.S. subsidiaries (collectively, the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws ("Bankruptcy Code" or "Chapter 11") in the United States Bankruptcy Court for the Northern District of Illinois ("Court") under case numbers 02 B 02462 through 02 B 02499. On January 24, 2003, the Debtors filed a Plan of Reorganization and related Disclosure Statement and on February 25, 2003, filed an Amended Joint Plan of Reorganization (the "Plan of Reorganization") and related amended Disclosure Statement with the Court. The Plan of Reorganization received the formal endorsement of the statutory creditors committees and, as modified, was confirmed by the Court by order docketed on April 23, 2003 ("Confirmation Date"). During the reorganization proceedings, the Debtors continued to operate their business as debtors-in-possession under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

         On May 6, 2003, ("Effective Date") the Predecessor Company emerged from reorganization proceedings under Chapter 11 pursuant to the terms of the Debtors' Plan of Reorganization and became a wholly-owned subsidiary of Kmart Management Corporation, which is a newly-formed, wholly-owned subsidiary of a newly-created holding company, Kmart Holding Corporation ("Kmart," "we," "us," "our," the "Company" or "Successor Company"). Kmart is the nation's third largest discount retailer and the sixth largest general merchandise retailer.

         In connection with our emergence from bankruptcy, we reflected the terms of the Plan of Reorganization in our consolidated financial statements applying the terms of the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") with respect to financial reporting upon emergence from Chapter 11 ("Fresh-Start accounting"). Upon applying Fresh-Start accounting, a new reporting entity (the Successor Company) is deemed to be created, and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values (see Note 3 -- Fresh-Start Accounting). The reported historical financial statements of the Predecessor Company for periods prior to April 30, 2003 generally are not comparable to those of the Successor Company. References herein to our 2003, 2002, 2001 and 2000 results of operations refer to the Predecessor Company.

         PLAN INVESTORS

         At the time of emergence, ESL Investments, Inc. ("ESL") and Third Avenue Trust, on behalf of certain of its investment series ("Third Avenue," and together with ESL, the "Plan Investors"), made a substantial investment in the Successor Company in furtherance of our financial and operational restructuring plan. The Plan Investors and their affiliates received approximately 32 million shares of Kmart Holding Corporation's new common stock in satisfaction of pre-petition claims they held, and we issued 14 million shares of new common stock to affiliates of ESL and Third Avenue, in exchange for $127, net of $13 of commitment fees and Plan Investor expenses. In addition, we issued a 9%, $60 principal amount convertible note to affiliates of ESL. The principal and accrued interest in respect to the 9% convertible note is convertible at any time, at the option of the holder, into new common shares at a conversion price equal to $10 per share. ESL was also granted the option, exercisable at its own discretion prior to May 6, 2005, to purchase from the Successor Company approximately 6.6 million new common shares at a price of $13 per share. A portion of the option was assigned to Third Avenue. The investment was made pursuant to the Investment Agreement dated January 24, 2003 (as amended, the "Investment Agreement").

         ESL and its affiliates beneficially own over 50% of the common stock of the Successor Company, including shares received in exchange for pre-petition obligations, as well as shares obtainable upon exercise of options and conversion of the $60 convertible note issued to affiliates of ESL. Each of the Plan Investors is represented on our Board of Directors.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

         DISCHARGE OF LIABILITIES (all amounts in actual dollars unless otherwise noted)

         On the Effective Date, all then-outstanding equity securities of the Predecessor Company, as well as substantially all of its pre-petition liabilities, were cancelled. New common stock of the Successor Company was issued in satisfaction of certain of those claims. The new securities of the Successor Company issued on the Effective Date pursuant to the Plan of Reorganization and related transactions, consisted of 89,677,509 shares of new common stock and options to purchase 8,324,883 shares of new common stock. All of the shares of common stock issued on May 6, 2003 were or will be distributed pursuant to the Plan of Reorganization in satisfaction of pre-petition claims, except for 14 million shares issued to affiliates of ESL and Third Avenue in exchange for $127 million, net of $13 million of commitment fees and Plan Investor expenses. All such shares were issued without registration under the Securities Act of 1933 in reliance on the provisions of Section 1145 of the Bankruptcy Code and Section 4(2) of the Securities Act of 1933. In addition, as part of the Plan of Reorganization, Kmart has established an independent creditor litigation trust ("Creditor Trust") for the benefit of the Predecessor Company's pre-petition creditors and equity holders, to pursue claims which arose from the Predecessor Company's prior accounting and stewardship investigations. The following table outlines the discharge of the Predecessor Company's Liabilities subject to compromise pursuant to the Plan of
Reorganization:

Type of Claim/Security                                         Treatment under the Plan of Reorganization
----------------------                                         ---------------------------------------------------------------
Class 1 - Secured Claims                                       100% cash recovery.

Class 3 - Pre-petition Lender Claims                           Issued 18,723,775 shares of new common stock of the
                                                               Successor Company and cash recovery of $243 million.

Class 4 - Pre-petition Note Claims                             Issued 25,008,573 shares of new common stock of the
                                                               Successor Company.

Class 5 - Trade Vendor and Lease Rejection claims              Issued 31,945,161 shares of new common stock of the Claims
over $30,000                                                   Successor Company.

Class 6 - Other Unsecured Claims over $30,000                  Claim holders will receive their pro-rata share of the
                                                               "Other Unsecured Claims Cash Payment" on the third anniversary of the effective date of the Plan of Reorganization.

Class 7 - General Unsecured Convenience Claims less            Recovery to be paid in cash equal to 6.25% of allowed claims
than or equal to $30,000                                       or $1,825 if the amount of such allowed claims is greater
                                                               than $30,000 and the holder of such claim has made the
                                                               convenience claim election. In addition, the holder of any
                                                               General Unsecured Convenience Claim may elect to be
                                                               treated, in lieu of payment, as a Trade Vendor/Lease
                                                               Rejection claim holder.

Class 8 - Trust Preferred Obligations                          These obligations were cancelled upon emergence.  Holders
                                                               may receive, as described below, recoveries under the
                                                               Creditor Trust.

Class 10 - Subordinated Security Claims                        Current holders, together with those who held common stock of the Predecessor Company, may receive up to 2.5% of the
                                                               recoveries under the Creditor Trust.

Class 11 - Existing Common Stock                               The Predecessor Company's stock was cancelled upon
                                                               emergence.  Holders, together with those who hold
                                                               Subordinated Security Claims, may receive up to 2.5% of the recoveries under the Creditor Trust.

Class 12 - Other Interests                                     Cancelled -- no recovery.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

         Holders of Pre-petition Note Claims, Trade Vendor and Lease Rejection Claims over $30,000, Other Unsecured Claims over $30,000 and Trust Preferred Obligations will receive their pro-rata share of recoveries in the Creditor Trust (excluding up to 2.5% of such recoveries, which may be payable to holders of Subordinated Securities Claims and Predecessor Company's Common Stock).

         In addition to the classes described above, the Plan of Reorganization allows for two additional classes of claims, Class 2 -- Other Priority Claims and Class 9 -- Intercompany Claims. The Class 2 claims are primarily claims held by current and former employees for unpaid wages, salaries, bonuses, severance pay, vacation pay and other unpaid employee benefits. We believe we have paid all such amounts and therefore there should be no significant amount of such claims if any, that remain unpaid. The Class 9 claims are claims by one or more of Kmart and its affiliates against other Kmart affiliates on account of various matters. Kmart, at its option, may either reinstate or eliminate intercompany claims.

         There are also other unclassified claims, including administrative claims, priority tax claims, Pension Benefit Guarantee Corporation claims, workers' compensation programs and consignment claims. Administrative claims will receive a 100% cash recovery; priority tax claims will receive a 100% cash recovery, paid over a six-year period beginning on their assessment date; and the Pension Benefit Guarantee Corporation claims, workers' compensation programs and consignment claims were assumed by the Successor Company.

         CLAIMS RESOLUTION

            We continue to make progress in the reconciliation and settlement of the various classes of claims. On June 11, 2003, we filed a motion with the Bankruptcy Court requesting approval to make an interim distribution to approximately 12,472 claims with an allowed claim amount of approximately $730.2 on the first distribution date specified in the Plan of Reorganization of June 30, 2003. Such distribution was approved and commenced on June 30, 2003. In addition, the court had previously entered orders allowing claims aggregating approximately $389 and the holders of such claims also received an interim distribution as of June 30, 2003. The distributions made as of June 30, 2003 consisted of approximately 4.2 million shares to the holders of Class 5 claims from the shares previously issued to us as disbursing agent with respect to such claims and approximately $1.7 in cash to holders of Class 7 claims. Due to the significant volume of claims filed to-date and the anticipated receipt of additional claims by August 22, 2003 (the supplemental bar date set for certain claims), it is premature to estimate the ultimate allowed amount of such claims for each class of claims under the Plan of Reorganization. Differences between amounts filed and our estimate will be investigated and resolved in connection with our claims resolution process. In this regard, it should be noted that the claims reconciliation process may result in material adjustments to current estimates of allowable claims. On May 30, 2003, the Bankruptcy Court confirmed and established May 6, 2003 as the record date for purposes of establishing the persons that are claimholders of record to receive distributions in accordance with the terms of the Plan of Reorganization.

            The next quarterly distribution under the Plan of Reorganization is expected to commence on or about October 1, 2003. The amount of each quarterly distribution will depend on the amount of the claims allowed and the reserve established for disputed claims, in either instance as of the respective distribution date.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation: These audited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America for complete financial statements. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.

         Nature of Operations: Kmart operates discount department stores located in 49 states, Puerto Rico, the U.S. Virgin Islands, and Guam. Kmart's equity investments consist primarily of our 49% interest in substantially all of the Meldisco subsidiaries of Footstar, Inc. ("FTS"), which operate the footwear department in Kmart stores. We have one operating segment that comprises our retail business.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


         Basis of Consolidation: The Consolidated Financial Statements include all majority-owned subsidiaries in which we exercise control. Investments in which we exercise significant influence, but which we do not control (generally 20% to 50% ownership interest), are accounted for under the equity method of accounting. All material intercompany transactions and balances have been eliminated. Our results of operations for the 13-week period ended May 1, 2002, are unaudited. Any reference to the 13-week period ended May 1, 2002 contained in the Notes to Consolidated Financial Statements herein is also unaudited.

         Fiscal Year: All periods presented end on the last Wednesday in the period. The first quarters of 2003 and 2002 consisted of 13 weeks and ended on April 30, 2003 and May 1, 2002, respectively. Fiscal 2002 consisted of 52 weeks and ended on January 29, 2003. Fiscal 2001 consisted of 52 weeks and ended on January 30, 2002. Fiscal 2000 consisted of 53 weeks and ended on January 31, 2001. Unless otherwise stated, fiscal 2002, fiscal 2001 and fiscal 2000 refer to fiscal year 2002, fiscal year 2001 and fiscal year 2000, respectively.

         Bankruptcy Accounting: SOP 90-7 requires that the financial statements for the period following the Chapter 11 filing through the Confirmation Date distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, revenues, expenses, realized gains and losses and provisions for losses directly associated with the reorganization and restructuring of the business are reported separately as Reorganization items, net in the Consolidated Statement of Operations. The Consolidated Balance Sheets, for the periods following the Chapter 11 filing through the Confirmation Date, distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser or greater amounts. In addition, cash used for reorganization items is disclosed separately in the Consolidated Statements of Cash Flows.

         In accordance with SOP 90-7, we adopted Fresh-Start accounting as of the Confirmation Date. However, in light of the proximity of such date to our quarter end, for accounting purposes, the effects of Fresh-Start accounting and the Plan of Reorganization, including the cancellation of the existing common stock and the issuance of the new common stock, have been reported "as if" they occurred on April 30, 2003. References to the Successor Company in the Consolidated Financial Statements and the Notes thereto refer to the Company on and after April 30, 2003, after giving effect to the provisions of the Plan of Reorganization and the application of Fresh-Start accounting. Fresh-Start accounting requires the selection of appropriate accounting policies for the Successor Company. The significant accounting policies of the Predecessor Company will continue to be used by the Successor Company except for the policy related to merchandise inventories (see below).

         Cash: Cash and cash equivalents include all highly-liquid investments with original maturities of three months or less. Included are temporary investments of $981, $323 and $0, at April 30, 2003, January 29, 2003 and January 30, 2002, respectively, and receivables for credit card sales transactions of $47, $41 and $79 at April 30, 2003, January 29, 2003 and January 30, 2002, respectively. Also included in cash and cash equivalents is $5, $5 and $29 of restricted cash at April 30, 2003, January 29, 2003 and January 30, 2002, respectively.

         Merchandise Inventories: Inventories are stated at the lower of cost or market, primarily using the retail method. The Predecessor Company method of accounting for merchandise inventories was the last-in, first-out (LIFO) method. In connection with Fresh-Start accounting, the Successor Company has elected the first-in, first out (FIFO) method of accounting for merchandise inventories. We believe that this change provides a better matching of expenses and revenues given falling product costs that have resulted in the value of inventories under the LIFO method to be approximately equal to their replacement cost on a FIFO basis. As part of the provisions of Fresh-Start accounting, we did not restate our financial statements for prior periods.

         As of January 29, 2003 and January 30, 2002, the LIFO method was used to determine the cost for $4,730 and $5,525 of inventory, respectively. Inventories valued on LIFO at January 29, 2003 and January 30, 2002 were $190 and $269 lower, respectively, than the amounts that would have been reported under the FIFO method. As required by SOP 90-7, inventories at April 30, 2003 were stated at fair value. In the fourth quarter of fiscal 2002, we recorded a LIFO credit of $79 and decreased the LIFO reserve. We recorded a charge of $75 to increase the reserve in fiscal 2001 and a credit of $8 to decrease the reserve in fiscal 2000.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

         Property and Equipment: Property and equipment are recorded at cost. Additions and betterments are capitalized and include expenditures that materially extend the useful lives of existing facilities and equipment. Maintenance and repairs that do not materially improve or extend the lives of the respective assets are expensed as incurred.

         Long-lived Assets: Long-lived assets consist primarily of land, buildings, furniture and equipment and leasehold improvements. It is our policy to review our long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable and annually when no such event has occurred. We review assets held and used on a store-level basis, which is the lowest level of assets for which there are identifiable cash flows. An impairment of long-lived assets exists when future undiscounted cash flows are less than an asset groups' carrying value over the estimated remaining useful life of the store. Impairment is measured as the difference between carrying value and fair market value. Fair value is based on appraised value or estimated sales values of similar assets in recent transactions. Assets to be disposed of are reported at the lower of carrying amount or fair value less the cost to sell.

         Capitalized Software Costs: Costs associated with the acquisition or development of software for internal use are capitalized and amortized using the straight-line method over the expected useful life of the software, which ranges from 3 to 7 years.

         Depreciation and Amortization: Depreciation and amortization, including depreciation of property held under capital leases, are computed based upon the estimated useful lives of the respective assets using the straight-line method for financial statement purposes and accelerated methods for tax purposes. The general range of lives are 25 to 50 years for buildings, 5 to 25 years for leasehold improvements, 3 to 17 years for furniture and fixtures and 3 to 5 years for computer systems and equipment.

         Financial Instruments: Cash and cash equivalents, trade accounts payable and accrued liabilities are reflected in our financial statements at cost, which approximates fair value.

         Derivative Instruments and Hedging Activities: We do not engage in hedging transactions or invest in derivative instruments. Accordingly, the provisions of Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," do not have a material impact on our Consolidated Financial Statements.

         Self-insurance: We self-insure or retain a portion of the exposure for losses related to workers compensation and general liability costs. It is our policy to record our self-insurance reserves, as determined actuarially, based upon claims filed and an estimate of claims incurred but not yet reported.

         Revenue Recognition: We recognize revenue from the sale of merchandise at the time the merchandise is sold, net of anticipated returns. We defer the recognition of layaway sales and profit until the period the merchandise is delivered to the customer. Our deferred revenue is recorded in Accrued payroll and other liabilities in the Consolidated Balance Sheets.

         Vendor Rebates and Allowances: Periodic payments from vendors in the form of buydowns, volume or other purchase discounts that are evidenced by signed agreements are reflected in the carrying value of the inventory when earned and as a component of Cost of sales, buying and occupancy as the merchandise is sold. Up-front consideration received from vendors linked to purchases or other commitments is initially deferred and amortized ratably to cost of goods sold over the life of the contract or as performance of the activities specified by the vendor to earn the fee is completed. To the extent our agreements with vendors specify co-op advertising, we have historically classified such credits as a reduction to advertising expense in Selling, general and administrative expenses. Emerging Issues Task Force ("EITF") Issue No. 02-16, Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor ("EITF 02-16"), which was effective for all arrangements entered into after December 31, 2002, requires vendor allowances to be classified as a reduction to cost of sales unless evidence exists supporting an alternative classification. We early adopted the provisions of EITF 02-16 on a prospective basis in the fourth quarter of 2002 and we classified $209 of co-op recoveries as a reduction of Cost of sales, buying and occupancy, which would previously have been recorded as a reduction of selling, general and administrative expenses ("SG&A"). For the 13-week period ended May 1, 2002, there were $67 of co-op recoveries recorded as a reduction to SG&A.

         Pre-Opening Costs: The costs of start-up activities are expensed in the period in which they occur.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

         Advertising Costs: Advertising costs are expensed as incurred and amounted to $182, $247, $901, $1,050 and $1,141 for the 13-weeks ended April 30, 2003 and May 1, 2002 and fiscal 2002, 2001 and 2000, respectively. These costs are recorded in SG&A expenses in the Consolidated Statements of Operations.

         Income Taxes: Deferred income taxes are provided for temporary differences between financial statement and taxable income. We accrue U.S. and foreign taxes payable on our pro rata share of the earnings of subsidiaries, except with respect to earnings that are intended to be permanently reinvested, or expected to be distributed free of additional tax by operation of relevant statutes currently in effect, and by utilization of available tax credits and deductions. In accordance with SFAS No. 109 "Accounting for Income Taxes," ("SFAS No.109") we have recorded a full valuation allowance on net deferred tax assets as realization of such assets in future years is uncertain.

        Use of Estimates: The preparation of the Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are required as part of inventory valuation, restructuring charges, long-lived asset impairments, self-insurance reserves, pension benefits, legal reserves, and valuation allowances on deferred income taxes. Actual amounts, particularly with respect to matters impacted by the proceedings under Chapter 11, could differ from those estimates.

         Reclassifications: Certain reclassifications of prior period amounts have been made to conform to the current period presentation.

         New Accounting Pronouncements: In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations," ("SFAS No. 143"). SFAS No. 143 requires a liability for the cost of an asset retirement obligation be recognized and measured initially at fair value in the period in which the liability is incurred. The asset retirement costs are capitalized as part of the long-lived asset and depreciated over the asset's life. The provisions of SFAS No. 143 were effective for the fiscal year beginning January 30, 2003. The adoption of SFAS No. 143 did not have a material effect on our financial statements.

            In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities," which supercedes EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in Restructuring)." The new standard requires a liability for a cost associated with an exit or disposal activity to be recognized and measured initially at fair value in the period in which the liability is incurred, rather than at the time of commitment to an exit plan. SFAS No. 146 was effective for exit or disposal activities that were initiated after December 31, 2002. As a result of adopting the provisions of this standard, certain lease termination and other restructuring costs were recognized in the first quarter of 2003 that otherwise would have been recognized in the fourth quarter of 2002.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities," ("FIN No. 46"). FIN No. 46 provides guidance on the identification and consolidation of variable interest entities ("VIEs"). VIEs are defined in FIN No. 46 as entities that have insufficient equity at risk or have equity investors who lack characteristics of a financial controlling interest. This Interpretation requires the primary beneficiary of an unconsolidated variable interest entity to consolidate the VIE if the entity does not effectively disperse risks among the parties involved. We have performed an analysis, and we have determined that there were no entities that require consolidation upon adoption of this standard.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS No. 149"). This statement amends and clarifies the accounting for derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." As required by SOP 90-7, the Company must adopt, as of the current reporting period, all accounting guidance that would otherwise become effective within the next twelve months. We have adopted SFAS No. 149 effective April 30, 2003. There was no impact to the Company upon the adoption of SFAS No. 149 as we currently do not hold any derivative instruments or participate in hedging activities.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS No. 150 requires certain financial instruments with characteristics of both liabilities and equity to be classified as liabilities. As required by SOP 90-7, we are required to adopt, as of the current reporting period, all accounting guidance that is effective within the next twelve month period. We have adopted SFAS No. 150 effective April 30, 2003. We did not have any financial instruments that were classified as equity prior to the adoption of SFAS No. 150 that were required to be reclassified to liabilities.

3. FRESH-START ACCOUNTING

         Fresh-Start Adjustments

         In accordance with Fresh-Start accounting, all assets and liabilities are recorded at their respective fair market values. Such fair values represent our best estimates based on independent appraisals and valuations.

         To facilitate the calculation of the enterprise value of the Successor Company, we developed a set of financial projections. Based on these financial projections, the enterprise value was determined by the Company, with the assistance of a financial advisor, using various valuation methods, including
(i) a comparison of the Company and its projected performance to the market values of comparable companies, (ii) a review and analysis of several recent transactions of companies in similar industries to the Company, and (iii) a calculation of the present value of the future cash flows under the projections. The estimated enterprise value is highly dependent upon achieving the future financial results set forth in the projections as well as the realization of certain other assumptions which are not guaranteed. The estimated enterprise value of Kmart was calculated to be approximately $2.3 billion to $3.0 billion. We selected the midpoint of the range, $2.6 billion, as the estimated enterprise value. In applying Fresh-Start accounting, adjustments to reflect the fair value of assets and liabilities, on a net basis, and the write-off of the Predecessor Company's equity accounts resulted in a charge of $5.6 billion. The restructuring of Kmart's capital structure and resulting discharge of pre-petition debt resulted in gain of $5.6 billion. The charge for the revaluation of the assets and liabilities and the gain on the discharge of pre-petition debt are recorded in Reorganization items, net in the Consolidated Statement of Operations. In addition, the excess of fair value of net assets over reorganization value ("negative goodwill") was allocated on a pro-rata basis and reduced our non-current assets, with the exception of financial instruments, to $10 in accordance with SFAS No. 141.

         As discussed, as part of the provisions of SOP 90-7, we are required to adopt, for the current reporting period, all accounting guidance that is effective within a twelve-month period. See Note 2 -- Summary of Significant Accounting Policies for a discussion of the impact on our financial statements of the accounting guidance we were required to adopt.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

         The following table reflects the reorganization adjustments to Kmart's Consolidated Balance Sheet as of April 30, 2003:

                                              PREDECESSOR COMPANY                                              SUCCESSOR COMPANY
                                                 APRIL 30, 2003    ADJUSTMENTS         RECAPITALIZATION          APRIL 30, 2003
                                              -------------------  -----------         ----------------        -----------------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                  $             1,232  $         -         $              -        $           1,232
   Merchandise inventories                                  4,446          (15) (1)                   -                    4,431
   Other current assets                                       528          168  (1)                 195  (2)                 891
                                              -------------------  -----------         ----------------       ------------------
    TOTAL CURRENT ASSETS                                    6,206          153                      195                    6,554

   Property and equipment, net                              4,623       (4,613) (1)                   -                       10
   Other assets and deferred charges                          212         (154) (1)                  38  (2)                  96
                                              -------------------  -----------         ----------------        -----------------

TOTAL ASSETS                                  $            11,041  $    (4,614)        $            233        $           6,660
                                              ===================  ===========         ================        =================


LIABILITIES AND
   SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Long-term debt due within one year         $                 -  $         -         $              8  (2)   $               8
   Accounts payable                                         1,151            -                        9  (2)               1,160
   Other current liabilities                                  915          117  (1)                 563  (2)               1,595
                                              -------------------  -----------         ----------------        -----------------
    TOTAL CURRENT LIABILITIES                               2,066          117                      580                    2,763

   Long-term debt                                               -            -                      108  (2)                 108
   Capital lease obligations                                  415            -                        -                      415
   Other long-term liabilities                                174          279  (1)               1,208  (2)               1,661
                                              -------------------  -----------         ----------------        -----------------
    TOTAL  LIABILITIES NOT                                  2,655          396                    1,896                    4,947
     SUBJECT TO COMPROMISE

   LIABILITIES SUBJECT TO COMPROMISE                        8,896          114  (1)              (9,010) (2)                   -

   Trust convertible securities                               387         (387) (1)                   -                        -
   Accumulated Other Comprehensive Income                    (907)         907  (1)                   -                        -
   Common stock                                               537         (537) (1)                   1  (3)                   1
   Other equity                                              (527)      (5,107) (1)               7,346  (4)               1,712
                                              -------------------  -----------         ----------------        -----------------
TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY (DEFICIT)             $            11,041  $    (4,614)        $            233        $           6,660
                                              ===================  ===========         ================        =================



1. To adjust assets and liabilities to fair market value ("FMV"), and reflect the writeoff of the Predecessor Company's equity and the application of negative goodwill to long-lived assets.
2. To record assumption or discharge of Liabilities subject to compromise and cash received from the Plan Investors.
3.   To record par value of new common stock of the Successor Company.
4. To record gain on discharge of liabilities subject to compromise and additional paid-in-capital of new common stock of the Successor Company.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

4. STOCK BASED COMPENSATION

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an Amendment of FASB Statement No. 123," ("SFAS No. 148"), which provides three alternative methods to transition to the fair value method of accounting for stock options. SFAS No. 148 also amends the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation."

         The Predecessor Company accounted for stock options using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees (APB No. 25)" and related interpretations. The intrinsic value method does not require the recognition of expense for the fair value of stock-based compensation.

         In accordance with the disclosure requirements of SFAS No. 148, the pro forma effects of recognizing compensation expense on net loss and loss per share, had we applied the fair value method, is as follows:

                                                                  13 Weeks Ended                     Fiscal Year
                                                              ----------------------      ----------------------------------
                                                              April 30,      May 1,
                                                                2003          2002         2002          2001         2000
                                                              --------       -------     --------      --------     -------
Net loss, as reported                                           ($862)      ($1,442)     ($3,219)      ($2,446)      ($268)
Deduct:  Total stock-based employee compensation income
   (expense) determined under fair value based method for
   all awards, net of related tax effects                          38           (11)         (14)          (55)        (35)
                                                              --------       -------     --------      --------     -------
Pro forma net loss                                              ($824)      ($1,453)     ($3,233)      ($2,501)      ($303)
                                                              ========       =======     ========      ========     =======
Basic/diluted loss per share:
        As reported                                            ($1.65)       ($2.87)      ($6.36)       ($4.95)     ($0.53)
                                                              ========       =======     ========      ========     =======
        Pro forma                                              ($1.58)       ($2.89)      ($6.39)       ($5.06)     ($0.63)
                                                              ========       =======     ========      ========     =======

        No stock options of the Predecessor Company were granted following the Predecessor Company's Chapter 11 filing. Upon emergence from Chapter 11, all outstanding awards of the Predecessor Company's stock-based compensation programs were cancelled. Pro-forma stock-based employee compensation income of $38 for the 13 weeks ended April 30, 2003 is due to the reversal of expense for options that were not vested upon cancellation of the outstanding stock awards of the Predecessor Company.

         To determine these amounts, the fair value of each stock option has been estimated on the date of the grant using a Black-Scholes option-pricing model with a dividend yield of 0%. Options generally vest over 3 years on a straight-line basis with a term of 10 years.

                                                  Fiscal Year
                                                2001        2000
                                             -----------  ----------
Expected volatility                              0.4435      0.4672
Risk-free interest rates                           4.84        6.43
Expected life in years                                5           5
Weighted-average fair
  value per share                              $   3.84    $   3.90

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


5. DISCONTINUED OPERATIONS

         During the first quarter of fiscal 2003 and the second quarter of fiscal 2002, we closed 316 and 283 stores, respectively. SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS No. 144") requires closed stores to be classified as discontinued operations when the operations and cash flows of the stores have been (or will be) eliminated from ongoing operations and the Company no longer has any significant continuing involvement in the operations associated with the stores after closure. The Company determined that it has met the second criteria, as upon closure of the stores, operations cease and the Company has no continuing involvement. To determine if cash flows have been or will be eliminated from ongoing operations, the Company evaluated a number of qualitative and quantitative factors, including: proximity to a remaining open store, physical location within a metropolitan or non-metropolitan statistical area and transferability of sales between open and closed trade areas. Based on these criteria, we identified a small number of stores closed in fiscal 2002 that met the criteria for discontinued operations; however, in management's opinion they were not considered material to our consolidated results of operations and were not separately presented. Upon closure of the 316 stores in 2003, which included a substantial exit of the state of Texas, we reevaluated the 283 stores that were closed in 2002 and the 316 stores closed in 2003 to identify stores that should be accounted for as discontinued operations. This analysis resulted in a total of 121 stores identified as meeting the criteria for discontinued operations treatment for all periods presented in our Consolidated Statements of Operations. The table below sets forth the components of the net loss associated with the discontinued operations for the 13-weeks ended April 30, 2003 and May 1, 2002 and fiscal years ended January 29, 2003, January 30, 2002 and January 31, 2001.


                                                                    13 Weeks Ended                         Fiscal Year
                                                                ----------------------        -------------------------------------
                                                                April 30,       May 1,
                                                                  2003           2002           2002           2001           2000
                                                                ----------------------        -------------------------------------
Sales                                                           $   232        $   458        $ 1,410        $ 1,971        $ 2,001
Cost of sales, buying and occupancy                                 150            502          1,416          1,660          1,638
                                                                ----------------------        -------------------------------------

Gross margin                                                         82            (44)            (6)           311            363
Selling, general and administrative expenses                         43            100            297            402            381
Restructurings, impairments and other charges                         5              -            165            144              -
Reorganization items, net                                            44             23             23              -              -
Benefit from income taxes                                             -              -              -              -              6
                                                                ----------------------        -------------------------------------

Discontinued operations from 2003 and 2002 store closings           (10)          (167)          (491)          (235)           (12)

Previous discontinued operations                                      -              -             43            166              -
                                                                ----------------------        -------------------------------------

Discontinued operations, net of tax                             $   (10)       $  (167)       $  (448)       $   (69)       $   (12)
                                                                ======================        =====================================

         In connection with Kmart's bankruptcy filing, we recorded primarily non-cash credits in fiscal 2002 and fiscal 2001 of $43 and $166, respectively, for the reduction of existing lease obligations for previously reported discontinued operations for owned subsidiaries due to the rejection of such leases to the amount of the allowed claim under the Bankruptcy Code. The fiscal 2002 amounts also include income related to the recovery of claims through the bankruptcy of Hechinger Company.

6. SPECIAL CHARGES

         Special charges are transactions which, in management's judgment, may make meaningful comparisons of operating results between reporting periods difficult. In determining what amounts constitute a special charge, management considers the nature, magnitude and frequency of their occurrence. During fiscal 2002, we instituted certain restructuring actions to improve our operations and executed significant inventory liquidations as a result of the stores closed under Kmart's Chapter 11 proceedings. Their effect on the 13-weeks ended April 30, 2003 and May 1, 2002 and fiscal 2002, fiscal 2001 and fiscal 2000 are summarized below.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

2002 Markdowns for Inventory Liquidation

         During fiscal 2002, we recorded charges aggregating $1,256 to write-down inventory to be liquidated at the 316 stores to be closed during the first quarter of fiscal 2003 and the 283 stores that were closed in the second quarter of fiscal 2002 to net realizable value, given the accelerated liquidation strategy. Of the charge, $1,019 is included in Cost of sales, buying and occupancy and $237 is included in Discontinued operations in the accompanying Consolidated Statements of Operations.

        During the fourth quarter of fiscal 2002, we recorded $395 relating to the write-down of inventory to its estimated selling value in connection with the liquidation sales in the 316 closing stores. In addition, we incurred $76 of liquidator fees and expenses associated with the disposition of inventory.

        During the first quarter of fiscal 2002, a $384 charge was recorded relating to the write-down of inventory existing at the closed stores to its estimated selling value in connection with liquidation sales in the 283 stores. During the liquidation sale the actual markdowns required to liquidate the inventory were lower than expected. As a result, in the second quarter, we recorded a credit of $36 to adjust our original estimate. Liquidator fees and expenses associated with the disposition of inventory were $117.

         The remaining $320 was recorded relating to the acceleration of markdowns on approximately 107,000 stock keeping units ("SKUs"), the majority of which were transferred from our remaining open stores to the 283 closed stores and included in the liquidation sales. The liquidation of these SKUs required higher markdowns than anticipated, accordingly, an adjustment of $54 was recorded in the second quarter of 2002 to adjust our original estimate of $266.

        The following table summarizes the components of the charges for markdowns for inventory liquidation during fiscal 2002.

                                                                                              Accelerated
                                                                                               Markdowns
                                                                          Liquidator              of
                                                    Writedown of           Fees and           Discontinued
                                                     Inventory             Expenses               SKUs               Total
                                                    ------------          -----------        -------------       -----------
First Quarter                                             $  384               $  108               $  266            $  758

Second Quarter
   Adjustments for actual selling values                     (36)                   -                   54                18
   Additional fees and expenses                                -                    9                    -                 9
Fourth Quarter                                               395                   76                    -               471
                                                    ------------          -----------           ----------       -----------
Total                                                     $  743               $  193               $  320            $1,256
                                                    ============          ===========           ==========       ===========

Long-lived Asset Impairments

         During the fourth quarter of fiscal 2002 we analyzed our stores based on profitability, lease terms and geographic areas. As a result of the analysis, we decided to close 316 stores and in light of the shortened recoverability period in the stores intended to be closed, performed a recoverability test on our long-lived assets. As a result, we recorded a non-cash charge of $695 in accordance with SFAS No. 144. The charge primarily relates to long-lived assets in the closing store locations. Of the charge, $533 is included in Restructuring, impairment and other charges and $162 is included in Discontinued operations in the accompanying Consolidated Statements of Operations.

         During the fourth quarter of fiscal 2001, due to below-plan sales and earnings performance in the fourth quarter, our filing under Chapter 11 and planned actions under such filings, we performed a recoverability test on our long-lived assets. In accordance with SFAS No. 144, we recorded a non-cash charge of $971. Of the charge, $921 relates to long-lived assets in our stores. We performed an additional assessment of assets that were not included in the above store analysis and recorded charges totaling $50 for capital projects that were cancelled due to capital expenditure restrictions in the Predecessor Company's DIP Credit Facility. Of the charge, $827 is included in Restructuring, impairment and other charges and $144 is included in Discontinued operations in the Consolidated Statements of Operations.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

Corporate Cost Reduction Initiatives

         During fiscal 2002 we recorded charges totaling $50 relating to the realignment of our organization to reflect our current business needs as a result of store closings and other cost reduction initiatives to improve profitability, in accordance with SFAS No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS No. 112"). These charges include severance, outplacement services and continuation of healthcare benefits in accordance with the severance plan provisions of our Key Executive Retention Plan ("KERP"), which was approved by the Court in March 2002. The charge is included in Restructuring, impairment and other charges in the Consolidated Statements of Operations.

         During the fourth quarter of 2002, we announced our intention to eliminate approximately 500 positions at our corporate headquarters and positions nationally that provide corporate support in the first quarter of 2003. As a result of the expected job eliminations, we recorded a charge of $36 during the fourth quarter of fiscal 2002. For the 13 week-period ended April 30, 2003 we recorded a credit of $10 as a result of a change in our estimated expense. This credit is included in Restructurings, impairments and other charges in the Consolidated Statements of Operations.

         During the second quarter of 2002, we eliminated approximately 400 positions at our corporate headquarters and approximately 50 positions nationally that provided corporate support, as a result of the closing of the 283 stores. As a result of the job eliminations we recorded a charge of $15 during the second quarter of fiscal 2002. In the fourth quarter of 2002, we recorded a credit of $1 as a result of a change in our estimated expenses.

Supply Chain Operations

         On September 6, 2001, we announced the restructuring of certain aspects of our supply chain infrastructure, including the reconfiguration of our distribution center network and implementation of new operating software across our supply chain. In conjunction with these actions, we recorded a charge of $163 in fiscal 2001.

         We recorded a $93 charge related to the disposal of supply chain software and hardware and other assets that are no longer utilized, in accordance with SFAS No. 144.

         Operating software was replaced at four of our distribution centers in fiscal 2002; however, we have suspended the replacement initiative at our other fourteen distribution centers. Accordingly, we have discontinued the acceleration of depreciation at these centers and any remaining net book value of assets is being depreciated over the remaining useful lives. In fiscal 2001 we recorded a charge of $23 related to the accelerated depreciation. This charge was included in Cost of sales, buying and occupancy in the Consolidated Statement of Operations. There was $9 related to accelerated depreciation in fiscal 2002 of which $7 and $2 was included in Cost of sales, buying and occupancy and SG&A, respectively.

         A $47 charge was recorded for lease terminations and contractual employment obligations for staff reductions of 956 employees at our distribution centers in accordance with Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity" ("EITF 94-3").

         The following table summarizes the significant components and presentation, in the Consolidated Statements of Operations, of the charge for the restructuring of our supply chain operations.

                                            Cost of
                                             sales,
                                           buying and
                                           occupancy        SG&A          Total
                                           ---------        ----          -----
Asset impairments                             $  5          $ 88          $ 93
Lease obligations                               37             -            37
Contractual employment obligations              10             -            10
Accelerated depreciation on software            23             -            23
                                              ----          ----          ----
Total                                         $ 75          $ 88          $163
                                              ====          ====          ====

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

         In the second quarter of fiscal 2002, we recorded a credit of $5 in Reorganization items, net related to lease settlement agreements with our landlords.

Restructuring of BlueLight.com

         We recorded a $92 charge related to our e-commerce site, BlueLight.com, in the second quarter of fiscal 2001, comprised of $41 for the impairment of our investment in BlueLight.com and $51 for the restructuring of our e-commerce business.

         Based upon the changing environment for the internet businesses, in which the ability for such businesses to raise capital was restricted, management's revised future cash flow projections and the potential need for significant additional cash advances, we adopted a multi-step plan to substantially restructure the operations of BlueLight.com.

         The initial step was executed in the second quarter of fiscal 2001, by acquiring the remaining 40% interest in BlueLight.com, LLC, principally through the purchase of all outstanding common and preferred stock of BlueLight.com, Inc., a holding company. BlueLight.com, Inc. and BlueLight.com LLC (hereinafter together or individually, "BlueLight.com") then became wholly-owned subsidiaries of Kmart, which allowed us to execute our restructuring plan. The purchase price of the additional interest was $85, with $69 being satisfied through the issuance of 6.1 million unregistered shares of Kmart common stock and $16 paid in cash. Based upon the revised cash flow projections for the business, we recorded in the second quarter of fiscal 2001 a $41 charge to write-down our investment in BlueLight.com to fair value in accordance with SFAS No. 144. Fair value was determined using the present value of estimated future cash flows. In connection with the transaction, the return of capital put rights for $63 and the 4.4 million warrants for Kmart stock originally granted to SOFTBANK Venture Capital (currently Mobius Venture Capital) and other investors were terminated. The $63 liability for the return of capital puts, recorded due to uncertainties surrounding a start-up operation in the highly competitive e-commerce industry, was relieved.

         Of the $51 restructuring charge, $29 related to assets impaired as a result of the restructuring. These assets represent furniture and fixtures, leasehold improvements, and computer software and hardware, the majority of which were located in the headquarters of BlueLight.com, and were not utilized in the restructured operations. These assets were reduced to the lower of carrying amount or fair value less cost to sell in accordance with SFAS No. 144. Fair value was determined using the present value of estimated future cash flows. Liabilities for lease terminations, contract terminations and other costs totaling $22 were established in accordance with EITF 94-3 as a result of the decision to exit the BlueLight.com headquarters building and outsource certain aspects of our overall e-commerce business, including fulfillment, technology and customer service.

         During the third quarter of fiscal 2001, we continued executing our restructuring plan, including formally communicating severance benefits to 114 employees at the BlueLight.com headquarters. We recorded an additional $5 ($3, net of tax) charge to provide for these costs.

         In the third quarter of fiscal 2002 we reduced the reserves established for BlueLight.com contract terminations by $6 based on our revised estimates for the remaining obligations. All charges related to the impairment of our investment and restructuring of BlueLight.com are included in the line Restructuring, impairment and other charges in the Consolidated Statements of Operations.

         The results of BlueLight.com's operations are fully consolidated in our financial statements commencing July 31, 2001.

2000 Strategic Actions

     In the second quarter of fiscal 2000, we announced a series of strategic actions aimed at strengthening financial performance by achieving improvements in return on invested capital. These actions included deciding to close certain Kmart and Kmart Supercenters, accelerating certain inventory reductions and redefining our information technology strategy. As a result of these initiatives, we recorded a pre-tax charge of $740 ($471 net of tax) during the second quarter of fiscal 2000. During the third quarter of fiscal 2000, we reduced this charge by $12 ($8 net of tax) due to changing the number of scheduled store closings from 72 to 69, thus reducing the reserve for closed stores from $300 to $288. In connection with the bankruptcy filing, we recorded to the reserve a non-cash adjustment of $37 for the rejection of certain leases associated with the 2000 strategic actions charge to reduce the reserve to the allowed claim amount under the Bankruptcy Code. Of the charge, $712 ($454 net of tax) is included in

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

continuing operations and $16 ($9 net of tax) is included in Discontinued operations in the accompanying Consolidated Statements of Operations.

        The following table summarizes the significant components of the charge for strategic actions taken during fiscal 2000 and the presentation in our Consolidated Statements of Operations:

                                                  Cost of sales, buying                    Discontinued
                                                      and occupancy           SG&A          Operations           Total
                                                     ----------------      ------------   ----------------    ------------
Store closings:
   Lease obligations and maintenance                 $            -        $       191    $           -       $       191
   Asset impairments                                              -                 97                -                97
   Inventory write-downs                                          75               -                  -                75
Inventory reductions                                             274               -                   16             290
Information technology                                            -                 60                -                60
Contractual employment obligations                                -                 15                -                15
                                                     ----------------      ------------   ----------------    ------------
Total                                                $           349       $       363    $            16     $       728
                                                     ================      ============   ================    ============

Other

Employee Severance and VERP

         During the first quarter of 2001, our workforce was reduced by 350 employees through a voluntary early retirement program ("VERP") and other employee separations. The total cost of the realignment aggregated $23 ($15, net of tax), which is included in our Consolidated Statement of Operations in the line item Restructuring, impairments and other charges. The charge related to 130 employees that accepted the VERP offer, with costs aggregating $6. The remaining 220 employees were severed and given post-employment benefits including severance, outplacement services, continuation of healthcare benefits and other benefits totaling $17. Of the charge, $19 was reserved for and paid out of our general corporate assets, including benefits for highly-compensated employees accepting the VERP offer, and the remaining $4 was paid out of the Kmart Employee Pension Plan.

Accelerated Depreciation

         As a result of our decision to close the 283 and the 316 stores, and in light of the shortened recoverability period in the stores to be closed, we recorded $52 and $30 during the 13 week-period ended April 30, 2003 and fiscal 2002, respectively, for accelerated depreciation on unimpaired assets to be disposed of following the store closings. The $30 recorded in fiscal 2002 is included in the line Cost of sales, buying and occupancy in Consolidated Statements of Operations. Of the charge recorded in the 13-week-period ended April 30, 2003, $47 is included in Restructurings, impairments and other charges and $5 is included in Discontinued operations in the Consolidated Statements of Operations.

RESERVE ACTIVITY

        The following table provides information regarding reserve activity during the 13-week period ended April 30, 2003. As part of Fresh-Start accounting, reserves established in connection with certain restructurings were discharged in accordance with the Plan of Reorganization. See Note 1 - Fresh-Start Accounting for a detailed discussion of the discharge of Liabilities subject to compromise under the Plan of Reorganization. The liabilities aggregated $36 at April 30, 2003.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                April 30, 2003
                                            2003             2002            2002            2000
                                            Store          Employee          Store         Strategic
                                          Closings         Severance       Closings         Actions
                                        --------------   --------------  --------------  --------------
Balance, beginning of year              $           -    $          69   $         294   $          95

Additions charged to operations                   214                7               -               -
Reclassifications                                 181                -               -               -
                                        --------------   --------------  --------------  --------------
Total additions                                   395                7               -               -

Reductions:
    Employee costs                                  -               40               -               -
Non-cash reductions:
    Discharge of liabilities                      395                -             294              95
                                        --------------   --------------  --------------  --------------

Balance, end of period                  $           -    $          36   $           -   $           -
                                        ==============   ==============  ==============  ==============


         The following table provides information regarding reserve activity during fiscal 2002 and 2001. The liabilities aggregated $466 and $127 for fiscal 2002 and fiscal 2001, respectively.


                                                                             Fiscal Year
                                       ---------------------------------------------------------------------------------------------
                                                              2002                                         2001
                                       --------------------------------------------------  -----------------------------------------
                                         2002       2002      2001     2001       2000      2001     2001        2001        2000
                                       Employee     Store    Supply  BlueLight  Strategic  Supply  BlueLight     VERP/     Strategic
                                       Severance  Closings   Chain    .com       Actions   Chain     .com      Severance    Actions
                                       ---------  --------   ------  ---------  ---------  ------  ---------   ---------   ---------
Balance, beginning of year             $       -  $      -   $   11  $      18  $      98  $    -  $       -   $       -   $     177

Additions charged to operations              101       228        1          -          -      47         27          19           -
Reclassifications                              -       140        -          -          -       -          -           -           -
                                       ---------  --------   ------  ---------  ---------  ------  ---------   ---------   ---------
Total additions                              101       368        1          -          -      47         27          19           -

Reductions:
  Cash payments:
    Lease obligations                          -        11        -          1          2       1          1           -          42
    Employee costs                            31         -        5          -          -       5          4          19           -
    Contractual obligations                    -         -        -          1          -       -          3           -           -
    Other costs                                -         -        -          -          -       -          1           -           -
Non-cash reductions:
    Adjustments                                -        21        -          6          1      30          -           -          37
    Pre-petition liability settlements         1        42        5          4          -       -          -           -           -
                                       ---------  --------   ------  ---------  ---------  ------  ---------   ---------   ---------

Balance, end of period                 $      69  $    294   $    2  $       6  $      95  $   11  $      18   $       -   $      98
                                       =========  ========   ======  =========  =========  ======  =========   ========    =========


7. REORGANIZATION ITEMS, NET

         Reorganization items represent amounts the Predecessor Company incurred as a result of Chapter 11, and are presented separately in the Consolidated Statements of Operations. For the 13-week periods ended April 30, 2003, and May 1, 2002, and fiscal 2002 and fiscal 2001 the following have been recorded:

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                           13 Weeks Ended            Fiscal Year
                                                                   ---------------------------  ------------------------
                                                                    April 30,       May 1,
                                                                      2003           2002          2002         2001
                                                                   ------------  -------------  -----------  -----------
Gain on extinguishment of debt                                     $    (5,642)  $          -   $        -   $        -
Revaluation of assets and liabilities                                    5,642              -            -            -
Fleming settlement                                                         385              -            -            -
Estimated claims for rejected executory contracts                          200              -            -            -
2003 store closings                                                        158              -            -            -
2002 store closings                                                          -            203          185
Other                                                                       26             48          178         (183)
                                                                   ------------  -------------  -----------  -----------

Reorganization items, net                                          $       769   $        251   $      363   $     (183)
                                                                   ===========   ============   ==========   ===========

         The following paragraphs provide additional information relating to costs that were reported in the line Reorganization items, net in our Consolidated Statement of Operations for all periods presented:

Gain on extinguishment of debt/Revaluation of assets and liabilities

         See Note 3 -- Fresh-Start Accounting for a discussion on the extinguishment of debt and the revaluation of assets and liabilities.

Fleming settlement

         On February 3, 2003, we announced that we had terminated our supply relationship with Fleming by means of a rejection of the 2001 contract through the Debtor's Chapter 11 reorganization. As part of the bankruptcy proceedings, Fleming filed a claim of $1.5 billion on March 11, 2003. Kmart and Fleming came to an agreement on a settlement of Fleming's claims, and on March 27, 2003, the Court approved our settlement of all claims asserted by Fleming. Under the settlement, Kmart paid Fleming $15 of Fleming's net post-petition administrative claim, which exceeded $30. Additionally, Fleming's general unsecured claim was reduced from approximately $1.5 billion to $385, which was recorded in the first quarter of 2003.

Estimated claims for rejected executory contracts

         For the 13-weeks ended April 30, 2003, we recorded expense of $200 for estimated allowable claims for rejected executory contracts, primarily equipment leases and service contracts. The estimate was based on a review of each class of contract. Our estimate of claims may be different from amounts filed by our creditors. Differences between amounts filed and our estimate will be investigated and resolved in connection with our claims resolution process. In this regard, it should be noted that the claims reconciliation process may result in material adjustments to current estimates of allowable claims. On April 30, 2003, upon adoption of Fresh-Start accounting, these liabilities were discharged in accordance with the Plan of Reorganization, see Note 1 -- Proceedings under Chapter 11 of the Bankruptcy Code.

2003 store closings

         On January 28, 2003, the Court approved the closure of 326 stores located in 40 states, which number was later reduced to 316. Stores were selected by evaluating the market and financial performance of every store and the terms of every lease. Several factors were considered in the store closing analysis, including historical and projected operating results; the anticipated impact of current and future competition; future lease liability and real estate value; store age, size, and capital spending requirements; the expected impact of store closings on Kmart's competitive position; the estimated potential savings from exiting markets and regions; the potential impact of store closings on purchasing power and allowances; and the potential impact of store closings on market coverage. Shortly after receiving Court approval, we commenced store

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

closing sales which were completed by April 13, 2003. In accordance with SFAS No. 144, 66 of the 316 closed stores were considered discontinued operations (see Note 5 -- Discontinued Operations). As a result of our decision to close the 316 stores, we recorded a charge of $214 for lease terminations and other costs, of which $56 is included in Discontinued operations and the remaining $158 is included in Reorganization items, net in the Consolidated Statements of Operations. In addition, we reclassified $181 of capital lease obligations to the closed store reserve. The reserve for estimated costs was recorded in accordance with SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." On April 30, 2003, upon adoption of Fresh-Start accounting, this reserve was discharged in accordance with the Plan of Reorganization, see Note 1 -- Proceedings under Chapter 11 of the Bankruptcy Code.

2002 store closings

         On March 20, 2002, the Court approved the closure of 283 stores. Stores were selected by evaluating the market and financial performance of every store and the terms of every lease. Candidates for closure were stores that did not meet our financial requirements for ongoing operations. All the stores were closed as of June 2, 2002. In accordance with SFAS No. 144, 55 of the 283 closed stores are considered discontinued operations (see Note 5 -- Discontinued Operations). As a result of our decision to close the 283 stores we recorded charges of $207 during fiscal 2002, of which $22 is included in Discontinued operations and the remaining $185 is included in Reorganization items, net in the Consolidated Statements of Operations. For the 13 week period ended May 1, 2002, we charged to our closed store reserve $228 for lease terminations and other costs, of which $25 is included in Discontinued operations and the remaining $203 is included in Reorganization items, net in the Consolidated Statements of Operations. In addition, we reclassified $144 of capital lease obligations to the closed store reserve. Over the course of fiscal 2002, we made adjustments equaling a net credit of $21 to revise our estimated allowable claims. The reserve for estimated costs was recorded in accordance with EITF 94-3. The closed store reserve is included in the line Liabilities subject to compromise in the Consolidated Balance Sheet as of May 1, 2002. The reserve for estimated costs was recorded in accordance with EITF 94-3. On April 30, 2003, upon adoption of Fresh-Start accounting, this reserve was discharged in accordance with the Plan of Reorganization, see Note 1 -- Proceedings under Chapter 11 of the Bankruptcy Code.

Other reorganization items

         For the 13-weeks ended April 30, 2003, we recorded professional fees of $43, employee costs of $66 relating to the KERP, a gain of $17 for the sale of pharmacy lists, income of $65 for lease auction proceeds related to the 2003 and 2002 closed stores, a gain of $15 for the settlement of pre-petition liabilities and net expenses of $14 for other miscellaneous reorganization items.

         For the 13-weeks ended May 1, 2002, we recorded professional fees of $38, employee costs of $26, a gain of $14 for the sale of pharmacy lists, a gain of $5 for the settlement of pre-petition liabilities and net expense of $3 for other miscellaneous reorganization items.

         For fiscal 2002, we recorded employee costs of $143 relating to the KERP, professional fees of $112, $51 of expense to revise our estimate of our pre-petition obligation for general liability claims, a gain of $100 for the settlement of pre-petition liabilities, income of $27 for lease auction proceeds related to the 2002 closed stores, a gain of $14 for the sale of pharmacy lists and net expenses of $13 for other miscellaneous reorganization items.

         For fiscal 2001, we recorded a credit of $174 for the reduction of our estimated obligation for general liability claims based upon the actuarial determination of the effect of the bankruptcy process on the ultimate development of case reserves and claims incurred but not reported, professional fees of $8, and a gain of $17 for other miscellaneous reorganization items.

8. LOSS PER SHARE

         We calculate loss per share in accordance with SFAS No. 128, "Earnings Per Share." For all periods presented a net loss was incurred, therefore dilutive common stock equivalents were not used in the calculation of earnings per share as they would have an anti-dilutive effect. All outstanding stock options and trust convertible securities of the Predecessor Company were cancelled in accordance with the Plan of Reorganization. At the time of emergence, we issued Stock options of the Successor Company to ESL and our Chief Executive Officer. During the 13-week period ended April 30, 2003 and fiscal 2002, we received conversion notices from holders of 5,313,583 and 4,998,439 Preferred Securities, respectively. Such securities were convertible into 17,711,769 and 16,661,297 shares of Kmart common stock for the 13-week period ended April 30, 2003 and fiscal 2002, respectively. The following table provides information regarding the calculation of basic/diluted loss per share and the number of common stock equivalents excluded from the calculation.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                   13 Weeks Ended                        Fiscal Year
                                                               ----------------------     ----------------------------------------
                                                               April 30,     May 1,
                                                                 2003         2002            2002           2001           2000
---------------------------------------------------------     -----------------------     ----------------------------------------
Loss before discontinued operations                           $    (852)   $  (1,275)     $  (2,771)     $  (2,377)     $    (256)
Discount on redemption of Preferred Securities, net                   -            -              -              -             10
                                                              ---------    ---------      ---------      ---------      ---------
Loss before discontinued operations available to
  common shareholders                                              (852)      (1,275)        (2,771)        (2,377)          (246)
Discontinued operations, net of tax                                 (10)        (167)          (448)           (69)           (12)
                                                              ---------    ---------      ---------      ---------      ---------
Loss available to common shareholders                         $    (862)   $  (1,442)     $  (3,219)     $  (2,446)     $    (258)
                                                              =========    =========      =========      =========      =========

Basic/diluted weighted average shares                             522.7        502.9          506.4          494.1          482.8

Basic/diluted loss per share:
  Loss before discontinued operations available to
    common shareholders                                       $   (1.63)   $   (2.54)     $   (5.47)     $   (4.81)     $   (0.51)
  Discontinued operations                                         (0.02)       (0.33)         (0.89)         (0.14)         (0.02)
                                                              ---------    ---------      ---------      ---------      ---------
  Net loss available to common shareholders                   $   (1.65)   $   (2.87)     $   (6.36)     $   (4.95)     $   (0.53)
                                                              =========    =========      =========      =========      =========

Common stock equivalents excluded from the calculation of
  dilutive earnings per share:
Options to purchase common stock                                   43.3         54.6           44.9           60.0           46.3
Range of exercise prices:
  Low                                                         $    4.86    $    4.86      $    4.86      $    4.86      $    5.34
  High                                                        $   24.06    $   26.03      $   24.06      $   26.03      $   26.03
Trust convertible preferred securities                             25.5         59.9           43.2           59.9           59.9
Put options                                                           -            -              -              -            0.2


9. PROPERTY HELD FOR SALE

         Included in Other current assets in our Consolidated Balance Sheet for the period ended April 30, 2003, is $160 of property held for sale, accounted for in accordance with SFAS No. 144. The $160 consists primarily of 11 closed store locations and undeveloped property. We are actively marketing the properties and expect to sell them within one year. For the 13-week period ended April 30, 2003, we recorded a $7 loss on the impairment of certain property held for sale. The loss is recorded in Selling, general and administrative expenses in our Consolidated Statements of Operations.

10. INVESTMENTS IN AFFILIATED COMPANIES

         Meldisco

         All Kmart footwear departments are operated under a license agreement with the Meldisco subsidiaries of FTS, substantially all of which are 49% owned by Kmart and 51% owned by FTS. We are aware that FTS will be restating its financial statements for prior periods. As a result, we have not received final financial statements for fiscal 2002 or the first quarter of fiscal 2003 for Meldisco at the time these statements have been prepared. We do not expect their restatement to have a material effect on our equity income from Meldisco. For the 13-weeks ended April 30, 2003 and fiscal 2002, we have received preliminary financial statements and believe they provide a reliable basis for making a reasonable estimate of $7 and $34 of equity income, respectively. Income earned under various agreements was $55, $59, $222, $255 and $270 for the 13-week periods ended April 30, 2003 and May 1, 2002 and fiscal 2002, fiscal 2001 and fiscal 2000, respectively. We received dividend payments from Meldisco in the 13-week period ended April 30, 2003, fiscal 2002, fiscal 2001 and fiscal 2000 of $36, $45, $51 and $44, respectively. Unremitted earnings included in

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


consolidated retained earnings were estimated as $7 and $34, and were $46 and $51 at April 30, 2003, January 29 2003, January 30, 2002 and January 31, 2001,
respectively.

         The amounts stated below include all information that was available to Kmart as of the date of our filing.

                                      13 Weeks Ended
                                 April 30,       May 1,                    Fiscal Year
MELDISCO INFORMATION                2003         2002            2002           2001          2000
-----------------------------   ----------    ---------      ---------------------------------------
Net sales                       $      246    $     307      $      1,134   $   1,209       $ 1,291
Gross profit                                        139                           561           592
Net income                                    $      17                     $      92       $   105

Inventory                                                                         130           118
Other current assets                                                               62           101
                                                                            ---------       -------
Total assets                                                                      192           219
Current liabilities                                                                37            50
                                                                            ---------       -------

Net assets                                                                  $     155       $   169
                                                                            =========       =======



BlueLight.com

         The results of BlueLight.com's operations are fully consolidated in our financial statements commencing July 31, 2001. For the period from February 1, 2001 to July 31, 2001, BlueLight.com had net sales of $8 million, gross profit of $1 million and a net loss of $55 million. See Note 6 -- Special Charges for a discussion of the restructuring of BlueLight.com.

                                                Fiscal Year
BLUELIGHT.COM INFORMATION                          2000
---------------------------------------------  ------------
Net sales                                      $        26
Gross profit                                           (10)
Net loss                                              (120)

Inventory                                               14
Other current assets                                    21
Total assets                                            66
Current liabilities                                     48
Net assets                                     $        17
                                               ============
Kmart's Share of Equity                        $        10
                                               ============


         Penske

         In November 1995, we sold our auto service center business to Penske Auto Centers, Inc., a corporation controlled by Penske Corporation ("Penske"). In connection with the sale, Kmart and Penske entered into a multi-year master sublease agreement for the auto service center locations that are operated by Penske and Penske Auto Centers. We entered an agreement effective January 1, 2000 with Penske under which we acquired a 22 percent interest in Penske LLC, an entity formed to own and operate the Penske Auto Centers. In January 2001, Kmart and Penske entered into an agreement to increase our interest in Penske LLC from 22 percent to 36 percent. On April 9, 2002, we reached an agreement with Penske Corporation, Penske Auto Centers, Inc., and Penske Auto Centers, LLC (collectively "Penske") whereby Penske and Kmart worked together to wind-down operations at auto service centers at more than 563 Kmart stores in 44 states following Penske's unilateral decision to close the business as of April 6, 2002. Our investment in Penske LLC is accounted for under the equity method and had no carrying value at April 30, 2003, January 29, 2003 or January 30, 2002.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

11. PROPERTY AND EQUIPMENT

                                                                         Successor                    Predecessor
                                                                          Company                       Company
                                                                         April 30,         January 29,         January 30,
                                                                           2003                2003                2002
                                                                     ---------------      ---------------     ---------------
Land                                                                 $            -                $ 426               $ 410
Buildings                                                                         1                1,086               1,097
Leasehold improvements                                                            3                2,882               3,055
Furniture and fixtures                                                            6                5,178               5,763
Construction in progress                                                          -                   81                 189
                                                                     ---------------      ---------------     ---------------
                                                                                 10                9,653              10,514
Property under capital lease                                                      -                1,243               1,727
                                                                     ---------------      ---------------     ---------------
                                                                                 10               10,896              12,241
Less:
Accumulated depreciation and amortization                                         -               (5,116)             (4,977)
Accumulated depreciation on capital leases                                        -                 (888)             (1,171)
                                                                     ---------------      ---------------     ---------------
Total                                                                $           10              $ 4,892             $ 6,093
                                                                     ===============      ===============     ===============



The following table provides a breakdown of the number of stores leased compared to owned:

                                            April 30,     January 29,   January 30,
                                              2003           2003           2002
                                           ------------   -----------   ------------
Number of U.S. Kmart stores owned                  118           133            133
Number of U.S. Kmart stores leased               1,395         1,696          1,981
                                           ------------   -----------   ------------
                                                 1,513         1,829          2,114
                                           ============   ===========   ============

12. ACCRUED PAYROLL AND OTHER LIABILITIES

         Accrued payroll and other liabilities included in the Consolidated Balance Sheets consist of the following:

                                                                        Successor                 Predecessor
                                                                         Company                   Company
                                                                        April 30,          January 29,   January 30,
                                                                          2003                2003          2002
                                                                    ---------------       -----------   -----------
Accrued emergence and reclamation payments                          $          422        $         -   $         -
Accrued expenses                                                               276                177            22
Accrued payroll and related liabilities                                        211                172           190
Income taxes payable                                                           134                 40            40
Current portion of workers compensation and general liability                   77                 68             -
Current portion of capital lease obligation                                     58                 68            84
Gift certificates                                                               29                 37            46
Severance                                                                       41                 75             1
Other liabilities                                                               73                 73            37
                                                                    ---------------       ------------  ------------
Total                                                               $        1,321        $       710   $       420
                                                                    ==============        ===========   ===========

         As discussed in Note 15 -- Liabilities Subject to Compromise, all pre-petition liabilities except for secured debt, employee

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

payroll and benefits, sales and use taxes and capital lease obligations, have been classified as Liabilities subject to compromise as of January 29, 2003 and January 30, 2002.

13. LONG-TERM DEBT AND NOTES PAYABLE

                                                                                     Successor               Predecessor
                                                                                      Company                  Company
                                                                                   --------------     -------------------------
                                                  Fiscal Year         Interest       April 30,        January 29,  January 30,
TYPE                                               Maturity            Rates           2003              2003          2002
--------------------------------------------  ---------------------------------------------------     -------------------------
Exit Financing Facility                              2006             Floating     $           -      $        -   $          -
Convertible Subordinated Notes                       2004              9.00%                  60               -              -
DIP Credit Facility                                  2004             Floating                 -               -            330
Credit facilities                                    2002             Floating                 -           1,069          1,064
Debentures                                         2004-2023       7.75% - 12.50%              -           1,995          1,995
Medium-term notes                                  2002-2020       7.33% - 9.00%               -             223            223
Mortgage notes                                     2005-2019       7.00% - 12.80%             56              61             64
                                                                                   --------------     -----------  ------------
Total                                                                                        116           3,348          3,676
Less amounts subject to compromise                                                             -          (3,348)       (3,346)
Less current portion of long term debt and notes payable                                       8               -             -
                                                                                   --------------     -----------  ------------
Long-term debt and notes payable                                                   $         108      $        -   $       330
                                                                                   --------------     -----------  ------------

Exit Financing Facility

        On May 6, 2003, our $2 billion exit credit agreement (the "Exit Financing Facility"), which was an integral part of the Plan of Reorganization, syndicated by General Electric Capital Corporation, Fleet Retail Finance Inc. and Bank of America, N.A became effective. Debt issuance costs associated with the Exit Financing Facility totaled $58 and will be amortized through May 2006. The Exit Financing Facility is a revolving credit facility under which Kmart Corporation is the borrower and contains an $800 letter of credit subfacility. Availability under the Exit Financing Facility is also subject to an inventory borrowing base formula. The Exit Financing Facility is guaranteed by the Successor Company, Kmart Management Corporation, Kmart Services Corporation (a subsidiary of Kmart Management Corporation) and Kmart Corporation's direct and indirect domestic subsidiaries. The Exit Financing Facility is secured by first liens on inventory, the proceeds thereof and certain related assets of Kmart Corporation and the guarantors. Borrowings under the Exit Financing Facility currently bear interest at either the Prime rate plus 2.5% per annum or the LIBOR rate plus 3.5% per annum, at our discretion, which interest rate margin may be reduced after the first anniversary of the effective date of the Exit Financing Facility if Kmart meets certain earnings before interest, taxes, depreciation, amortization and other charges ("EBITDA") targets. In addition, we are required to pay a fee based on the unutilized commitment under the Exit Credit Facility equal to 0.75% per annum.

         The Exit Financing Facility financial covenants include a requirement that Kmart maintain minimum availability of $100 under the facility and a restriction on capital spending. In the event that Kmart fails to maintain certain specified excess availability minimums under the Exit Financing Facility, Kmart will also be required to maintain minimum levels of EBITDA. The Exit Financing Facility also contains other customary covenants, including certain reporting requirements and covenants that restrict our ability to incur or create liens, indebtedness and guarantees, make investments, pay dividends or make other equity distributions, sell or dispose of stock or assets, change the nature of our business and enter into affiliate transactions, mergers and consolidations. Failure to satisfy these covenants would (in some cases, after the receipt of notice and/or the expiration of a grace period) result in an event of default that could result in our inability to access the funds necessary to maintain our operations.

Predecessor Company Debt

Borrowings of the Predecessor Company were available through the Court-approved $2 billion debtor-in-possession financing facility ("DIP Credit Facility") for the payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. Debt issuance costs of $71 were amortized through April 30, 2003. The DIP Credit Facility was a revolving credit facility under which the Predecessor Company was the borrower and the rest of the Debtors were

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

guarantors, and was collateralized by first liens on substantially all of the Debtors' assets (subject to valid and unavoidable pre-petition liens and certain other permitted liens). Borrowings under the DIP Credit Facility were denominated in U.S. dollars bearing interest at the Prime Rate plus 2.5% per annum, or at the Predecessor Company's option, in Eurodollars bearing interest at the LIBOR rate plus 3.5% per annum. On May 6, 2003, in connection with the Debtors' emergence from Chapter 11, the DIP Credit Facility was terminated.

         Prior to the Petition Date, our primary sources of working capital had been cash flows from operations and borrowings under our $1.1 billion credit facility ("Credit Facility") and $400 credit facility ("364-day Facility"). On June 15, 2001, we sold in an underwritten offering $430 of 9 7/8% Notes due June 2008. Interest was payable semiannually on June 15 and December 15. On January 30, 2001, we sold in an underwritten offering $400 of 9.375% Notes due February 1, 2006 ("Notes"). Interest was payable semi-annually on February 1 and August
1. We used the proceeds from the notes for the paydown of certain collateralized mortgage backed securities and other general corporate purposes. The various facilities contained certain affirmative and negative covenants customary to these types of agreements. Due to the proceedings under Chapter 11, we were in default on our debt agreements, with the exception of the DIP Credit Facility. While operating under Chapter 11, we were prohibited from paying interest on unsecured pre-petition debts. We ceased accruing interest on all unsecured long-term debt subject to compromise in accordance with SOP 90-7. The estimated fair market value of debentures included in long-term debt classified in Liabilities subject to compromise, was approximately $332 at January 29, 2003. Fair market value for medium term notes classified in Liabilities subject to compromise could not be reasonably estimated at January 29, 2003. The estimated fair market value of long-term debt was $2,016 at January 30, 2002. The estimated fair market value was based on the quoted market prices for the same or similar issues or on the current rates offered to Kmart for debt of the same remaining maturities.

         The contractual principal maturities of long-term debt for the remaining nine months in fiscal 2003 and the subsequent years are: 2003 - $8; 2004 - $66; 2005 - $5; 2006 - $4; 2007 - $4 and 2008 and later - $29. Cash paid for interest was $0, $7, $205 and $285 for the 13-week period ended April 30, 2003 and fiscal 2002, fiscal 2001 and fiscal 2000, respectively.

         Included in the line Interest expense, net in the Consolidated Statements of Operations is interest income of $1, $1, $4, $4 and $17 for the 13-week periods ended April 30, 2003, May 1, 2002, and fiscal 2002, fiscal 2001 and fiscal 2000, respectively. On the Petition Date we stopped accruing interest on all unsecured pre-petition debt in accordance with SOP 90-7. Contractual interest expense not accrued or recorded on certain pre-petition debt totaled $67, $69, $271 and $8 for the 13-week periods ended April 30, 2003, May 1, 2002 and fiscal 2002 and fiscal 2001, respectively.

14. LEASES

         We conduct our operations primarily in leased facilities. Kmart store leases are generally for terms of 25 years with multiple five-year renewal options that allow us the option to extend the life of the lease up to 50 years beyond the initial noncancelable term. In certain Kmart leased facilities, selling space has been sublet to other retailers, including Olan Mills, Inc. and the Meldisco subsidiaries of FTS.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                          Minimum
                                                     Lease Commitments
                                                   ----------------------
As of April 30, 2003                                Capital    Operating
-------------------------------------------------- ---------  -----------
Fiscal Year:
  2003 (nine months)                               $    107   $      323
  2004                                                  130          402
  2005                                                  114          368
  2006                                                   87          346
  2007                                                   78          312
  Later years                                           586        2,808
                                                   ---------  -----------
Total minimum lease payments                          1,102        4,559
Less-minimum sublease income                              -       (1,436)
                                                   ---------  -----------
Net minimum lease payments                            1,102   $    3,123
                                                              ===========
Less:
  Estimated executory costs                            (276)
  Amount representing interest                         (353)
                                                   ---------
                                                        473
Current                                                 (58)
                                                   ---------
Long-term                                          $    415
                                                   =========

         In connection with the application of Fresh-Start accounting we recorded a liability of $344 representing the net present value of unfavorable lease terms for operating leases. This amount was determined based upon a third party appraisal. No asset has been recorded for favorable lease terms as the application of Fresh-Start accounting resulted in the substantial write-off of all long-term assets.

                                            13 Weeks Ended                      Fiscal Year
Rent Expense                         April 30, 2003    May 1, 2002       2002       2001      2000
--------------------------------     --------------    -----------     ------------------------------
Minimum rentals                      $        141      $       193     $     694  $    771  $     777
Percentage rentals                              6                7            30        39         46
Less-sublease rentals                         (54)             (62)         (229)     (248)      (257)
                                     ------------      -----------     ---------  --------  ---------
Total                                $         93      $       138     $     495  $    562  $     566
                                     ============      ===========     =========  ========  =========


15. LIABILITIES SUBJECT TO COMPROMISE

         Under bankruptcy law, actions by creditors to collect indebtedness we owed prior to the Petition Date were stayed and certain other pre-petition contractual obligations were not enforced against the Debtors. We received approval from the Court to pay certain pre-petition liabilities including employee salaries and wages, benefits and other employee obligations. Except for secured debt and capital lease obligations, all pre-petition liabilities have been classified as Liabilities subject to compromise in the Consolidated Balance Sheets for fiscal 2002 and fiscal 2001. On the Effective Date, substantially all of the pre-petition liabilities were cancelled. See Note 1 -- Proceedings Under Chapter 11 of the Bankruptcy Code for a discussion of the discharge of pre-petition liabilities.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


The following table summarizes the components of Liabilities subject to compromise in our Consolidated Balance Sheets at January 29, 2003 and January 30, 2002:

                                                                                          January 29,        January 30,
                                                                                             2003               2002
                                                                                          -----------        -----------
    Debt and notes payable                                                                $     3,348        $     3,346
    Accounts payable                                                                            2,343              3,153
    Closed store reserves                                                                         722                484
    Pension obligation                                                                            741                195
    General liability and workers compensation                                                    320                312
    Taxes payable                                                                                 285                149
    Other liabilities                                                                             210                454
                                                                                          -----------        -----------
       Total liabilities subject to compromise                                            $     7,969        $     8,093
                                                                                          ===========        ===========

         Following is a reconciliation of the changes in Liabilities subject to compromise for the period from the Petition Date through April 30, 2003, prior to the application of Fresh-Start accounting:

                                                                                                  Cumulative
                                                                                                since Petition
                                                                                                     Date
                                                                                                --------------
Balance, Petition Date                                                                          $        8,585
Additional minimum pension liability                                                                       554
Adjustments to closed store reserves                                                                       475
Fleming                                                                                                    385
Estimated claims for rejected executory contracts                                                          200
Fair value adjustments                                                                                     114
Revisions to estimated allowable claim amounts                                                              31
First day court orders authorizing payment of employee wages, benefits and other employee obligations, sales and use taxes and payments to
   critical vendors                                                                                       (868)
Gain on settlement of pre-petition liabilities                                                            (136)
Adjustment to general liability and workers compensation accruals                                         (123)
Court order authorizing payment of additional trade accounts payable                                       (85)
Other                                                                                                     (122)
Application of Fresh-Start accounting                                                                   (9,010)
                                                                                                --------------
Balance, April 30, 2003                                                                         $            -
                                                                                                ==============


16. CONVERTIBLE PREFERRED SECURITIES

         In June 1996, a trust sponsored and wholly-owned by Kmart issued to the public 20,000,000 trust convertible preferred securities ("Preferred Securities"). The proceeds from the sale of the Preferred Securities, together with the proceeds of a sale of common trust securities to Kmart, were used to purchase from Kmart 7-3/4% subordinated convertible debentures due June 15, 2016. The debentures were the sole asset of the trust.

         The Preferred Securities accrued and paid cash distributions quarterly at a rate of 7-3/4% per annum. We stopped accruing distributions on the Preferred Securities in accordance with SOP 90-7. Contractual distributions for the 13-weeks ended April 30, 2003 and May 1, 2002 and for fiscal 2002 and fiscal 2001 on the Preferred Securities were $11, $17, $65 and $72, respectively.

         During fiscal 2000, we repurchased approximately 2 million shares of Preferred Securities at a cost of approximately $84. For purposes of computing earnings per share, the discount on the repurchase, net of tax, was added to net income to arrive at income available to common shareholders.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

         Based on the quoted market prices, fair value of the Preferred Securities was approximately $130 as of fiscal year end 2001. There was no active market for the Preferred Securities at April 30, 2003 or January 29, 2003, therefore, fair value could not be reasonably estimated. As of May 6, 2003, the Preferred Securities were cancelled.

17. RELATED PARTY DISCLOSURE

         Commencing March 2002, Kmart engaged various services of AP Services (formerly known as JA&A Services), a consulting firm, whose Chairman and another Principal held executive officer positions within Kmart. Specifically, their Chairman, Albert A. Koch, previously served as our Chief Financial Officer, and another Principal, Edward J. Stenger, previously served as our Treasurer. We recorded expenses of $7 and paid fees of $5 for the 13-weeks ended April 30, 2003, expenses of $3 and paid fees of $1 for the 13-weeks ended May 1, 2002, and expenses of $13 and paid fees of $11 during fiscal 2002 to the firm for services rendered under the consulting agreement, including the services of Messrs. Koch and Stenger.

18. TRADE VENDORS' LIEN PROGRAM

         On May 6, 2003, the post-emergence Trade Vendors' Lien Program became effective. Under this program, certain vendors who provide retail merchandise to us on credit after May 6, 2003, or who had provided merchandise to us on credit after the Petition Date and before May 6, 2003 which was not paid for as of May 6, 2003, were granted mortgages on certain unencumbered owned and operated real properties (the "Trade Vendor Lien"). The Trade Vendor Lien expires by its terms on May 6, 2005, and may be terminated at the sole discretion of Kmart on or after May 6, 2004.

         In addition, under the Plan of Reorganization, any person or entity acquiring property under the Plan of Reorganization, and any creditor and/or equity security holder of the Debtors or the reorganized Kmart entities is deemed to have contractually subordinated any existing or future claim, right or interest they may have in and to any proceeds received from the disposition, release or liquidation of any of Kmart's and Kmart's subsidiaries' leasehold interests in any open and operating stores as of May 6, 2003 to the claims of the trade vendors participating in the Trade Vendors' Lien Program. The lenders under the Exit Financing Facility and certain other parties are not subordinated in this regard. So long as the Trade Vendors' Lien is still effective (i) we may not encumber, sell, lease, transfer or otherwise dispose of or take other action to impair the subordination granted under the program with respect to more than 20% of the fair market value of the leases subject to the program, and (ii) any loan or investment under a certain amount by ESL or Third Avenue is subject to the subordination set forth in the provision. This claims subordination terminates upon termination or expiration of the Trade Vendors' Lien.

19. WORKERS' COMPENSATION

         In March 2002, the Court issued an order providing for the continuation of our existing surety bond coverage, which permits us to self-insure our workers' compensation programs in various states. We have begun discussions with certain of the issuers of the surety bonds regarding the further continuation of the bonds, either on the terms as set forth in the Court's surety order or on other terms acceptable to us. If our discussions prove unsuccessful and the existing surety bonds were to be cancelled, we could lose our self-insured status in the states covered by the surety bonds and be required to pursue alternative workers' compensation insurance programs. These alternative programs include (i) retaining self-insurance privileges in certain states using alternative forms of security, (ii) purchasing insurance policies to cover our workers' compensation liabilities in certain states, and (iii) as a last resort, participating in state-assigned risk and/or state fund insurance programs. Although it is too soon to predict the likelihood that we would have to implement an alternative workers' compensation program, or to estimate the cost of any resulting program, we expect any such costs would exceed levels incurred historically. However, we do not expect any such additional costs to have a material adverse effect on our financial position or results of operation.

20. STOCK OPTION PLANS

         Stock options of the Predecessor Company were granted under various plans and had exercise prices equal to the average of the highest and lowest prices at which the Predecessor Company's common stock was traded on the New York Stock Exchange on the date of grant. Stock options that were granted generally became exercisable one-third after one year from the date of grant,

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


an additional one-third after two years, in full after three years and expired ten years from the date of grant. Upon emergence from Chapter 11, all outstanding awards of the Predecessor Company's stock-based compensation programs were cancelled. There are no issued or outstanding stock options of the Successor Company at April 30, 2003.

STOCK OPTION PLANS
SHARES IN  (000'S)                            2000                          2001                          2002
                                     SHARES     OPTION PRICE         SHARES     OPTION PRICE       SHARES    OPTION PRICE
----------------------------------------------------------------  ---------------------------- ------------------------------
  Outstanding - beginning of period   27,893   $ 7.00 - $ 26.03      46,255   $ 5.34 - $ 26.03      59,973  $ 4.86 - $ 26.03
  Granted                             22,026   $ 5.34 - $  9.59      20,763   $ 4.86 - $ 13.18           -        n/a
  Exercised                             (103)  $ 7.81 - $  7.81      (1,235)  $ 5.91 - $ 12.13           -        n/a
  Forfeited/Cancelled                 (3,561)  $ 6.84 - $ 26.03      (5,810)  $ 4.86 - $ 26.03     (15,088) $ 4.86 - $ 26.03
                                  -----------                     ----------                    -----------

  Outstanding -end of period          46,255   $ 5.34 - $ 26.03      59,973   $ 4.86 - $ 26.03      44,885  $ 4.86 - $ 24.06
  Exercisable                         26,504   $ 6.84 - $ 26.03      31,653   $ 5.34 - $ 26.03      38,638  $ 4.86 - $ 24.06

Available for Grant                   38,243                         23,273                         32,944


                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

21. INCOME TAXES

                                                                13 Weeks Ended
                                                            April 30,        May 1,                  Fiscal Year
     Loss Before Income Taxes                                 2003            2002          2002          2001         2000
     ------------------------------------------------    --------------  -------------  ------------ ------------- ------------
     U.S.                                                $        (851)  $     (1,300)  $    (2,779) $     (2,334) $      (389)
     Foreign                                                        (7)            13           (16)           27           37
                                                         --------------  -------------  ------------ ------------- ------------
     Total                                               $        (858)  $     (1,287)  $    (2,795) $     (2,307) $      (352)
                                                         ==============  =============  ============ ============= ============

     Income Tax Benefit
     ------------------------------------------------
     Current:
       Federal                                           $          (6)  $        (13)  $       (20) $        (29) $      (143)
       State and local                                               -              -             3             -            2
       Foreign                                                       -              1            (7)           10           14
                                                         --------------  -------------  ------------ ------------- ------------
                                                                    (6)           (12)          (24)          (19)        (127)

     Deferred:
       Federal                                                       -              -             -            22          (18)
       State                                                         -              -             -            (3)           3
                                                         --------------  -------------  ------------ ------------- ------------
     Total                                               $          (6)  $        (12)  $       (24) $          -  $      (142)
                                                         ==============  =============  ============ ============= ============

     Effective Tax Rate Reconciliation
     ----------------------------------------------------
     Federal income tax rate                                    (35.0%)        (35.0%)       (35.0%)       (35.0%)      (35.0%)
     State and local taxes,
       net of federal tax benefit                                (1.1%)         (0.9%)        (1.0%)        (1.0%)        1.0%
     Tax credits                                                 (0.1%)         (0.1%)        (0.2%)         0.1%        (2.0%)
     Equity in net income
       of affiliated companies                                   (0.2%)          0.1%         (0.2%)        (0.5%)       (4.0%)
     Valuation allowance                                         34.5%          34.2%         34.3%         37.3%          - %
     Other                                                        1.2%           0.8%          1.2%         (0.9%)       (0.3%)
                                                         --------------  -------------  ------------ ------------- ------------
                                                                 (0.7%)         (0.9%)        (0.9%)          - %       (40.3%)
                                                         ==============  =============  ============ ============= ============


                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


Deferred Tax Assets                                             April 30,           January 29,        January 30,
and Liabilities                                                   2003                  2003               2002
----------------------------------------------                --------------       ----------------------------------
Deferred tax assets:
  Federal benefit for
    state and foreign taxes                                   $           1        $            9     $           34
  Discontinued operations                                                 -                    60                 90
  Accruals and other liabilities                                        700                   506                292
  Property and equipment                                              1,528                   139                 99
  Capital leases                                                        165                   108                115
  Store closings                                                         14                   170                 60
  Credit carryforwards                                                  247                   239                258
  NOL carryforwards                                                   1,544                 1,143                369
  Other                                                                 104                    92                 52
                                                              --------------       ---------------    ---------------
Total deferred tax assets                                             4,303                 2,466              1,369
Valuation allowance                                                  (2,474)               (2,348)            (1,032)
                                                              --------------       ---------------    ---------------
  Net deferred tax assets                                             1,829                   118                337
Deferred tax liabilities:
  Inventory                                                             174                    90                306
 Cancellation of indebtedness                                         1,654                     -                  -
  Other                                                                   1                    28                 31
                                                              --------------       ---------------    ---------------
Total deferred tax liabilities                                        1,829                   118                337
                                                              --------------       ---------------    ---------------
                                                              $           -        $            -     $            -
                                                              ==============       ===============    ===============


         In the fourth quarter of fiscal 2001, we recorded a valuation allowance against our net deferred tax assets, in accordance with SFAS No. 109, "Accounting for Income Taxes," as realization of such assets in future years is uncertain. We have continued to maintain a valuation allowance against our net deferred tax assets, and accordingly, we did not recognize any tax benefit from our losses in the first quarter of fiscal 2003 and 2002. The $6 tax benefit recorded in the first quarter of fiscal 2003 relates primarily to a special provision of the Internal Revenue Code that allows a 10-year carryback of certain losses. The $24 tax benefit recorded during fiscal 2002 relates to: (i) a $12 tax benefit, recorded in the first quarter of fiscal 2002, refunded to Kmart as a result of the alternative minimum tax net operating loss provisions of the Job Creation and Worker Assistance Act of 2002; (ii) a $14 tax benefit refunded to Kmart as a result of the ten-year carryback of certain NOLs, and
(iii) a net $2 in federal, state and foreign income tax provisions.

         At April 30, 2003, we had unused NOL carryforwards of approximately $4,168. These NOL carryforwards will expire in 2021, 2022, and 2023 and the state tax net operating loss carryforwards will predominately expire between 2016 and 2023. Additionally, we have (i) available foreign tax credit carryforwards of approximately $74 which would expire as follows: 2003-$18, 2004-$17, 2005-$20, 2006-$10, 2007-$7 and 2008-$2; (ii) general business tax credit carryforwards of approximately $71 which would expire as follows 2011-$6, 2017-$7, 2018-$10, 2019-$12, 2020-$14, 2021-$13, 2022-$8 and 2023-$1, and (iii)
alternative minimum tax credit carryforwards of approximately $103, which may be carried forward indefinitely. However; these attributes are expected to be substantially reduced or eliminated by cancellation of debt income that resulted from the bankruptcy proceedings. In addition, an Internal Revenue Code Section 382 change of ownership occurred upon issuance of new common stock to claimholders. Sections 382 and 383 will substantially limit the annual usage of any remaining tax attributes that were generated prior to the change in ownership. The amount of limitation will be determined as of the first day of fiscal 2004.

         Cash (received) paid for income taxes was ($2), $1, ($31), ($69) and $50 for the 13-weeks ended April 30, 2003, the 13-weeks ended May 1, 2002, and fiscal 2002, 2001 and 2000, respectively.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

22. PENSION PLANS AND OTHER POST-RETIREMENT BENEFITS

         Prior to 1996, Kmart had defined benefit pension plans covering eligible associates who met certain requirements of age, length of service, and hours worked per year. Effective January 31, 1996, the pension plans were frozen, and associates no longer earn additional benefits under the plans.

         The plan's assets consist primarily of equity and fixed income securities. Contributions to the plans were not required during the first quarter of fiscal 2003 or during fiscal 2002, fiscal 2001 or fiscal 2000. Total consolidated pension expense for the 13-week period ended April 30, 2003 was $21. Total consolidated pension income was $20, $72 and $71 in fiscal 2002, fiscal 2001 and fiscal 2000, respectively. Upon emergence from Bankruptcy, Kmart assumed the pension plan liability.

         The following tables summarize the change in benefit obligation, change in plan assets, funded status, amounts recognized and actuarial assumptions for our employee pension plan.

                                                                                    April 30,       January 29,      January 30,
                                                                                       2003             2003            2002
                                                                                   -----------------------------------------------
Change in benefit obligation:
  Benefit obligation at beginning of period                                        $       2,344   $        2,085   $       1,974
  Interest costs                                                                              38              148             144
  VERP                                                                                         -                -               5
  Actuarial loss                                                                             144              234              84
  Benefits paid including VERP                                                               (25)            (123)           (122)
                                                                                   --------------  ---------------  --------------
  Benefit obligation at end of period                                              $       2,501   $        2,344   $       2,085
                                                                                   ==============  ===============  ==============

Change in plan assets:
  Fair value of plan assets at beginning of period                                 $       1,603   $        1,890   $       2,141
  Actual return on plan assets                                                                69             (164)           (129)
  Benefits paid including VERP                                                               (25)            (123)           (122)
                                                                                   --------------  ---------------  --------------
  Fair value of plan assets at end of period                                       $       1,647   $        1,603   $       1,890
                                                                                   ==============  ===============  ==============

                                                                                    April 30,       January 29,      January 30,
                                                                                       2003             2003            2002
                                                                                   -----------------------------------------------
  Funded status                                                                    $        (855)  $         (741)  $        (195)
  Unrecognized net loss                                                                        -              928             369
  Unrecognized transition asset                                                                -              (25)            (33)
                                                                                   --------------  ---------------  --------------

  Prepaid benefit cost                                                                      (855)             162             141
    Accumulated other comprehensive income                                                     -             (903)           (336)
                                                                                   --------------  ---------------  --------------
    Accrued liability recognized in the Consolidated
     Balance Sheets                                                                $        (855)  $         (741)  $        (195)
                                                                                   ==============  ===============  ==============
  Weighted-average assumptions
    Discount rate                                                                          6.25%            6.50%           7.25%
    Expected return on plan assets                                                         8.00%            8.00%           9.50%

                                                               13 Weeks Ended                             Year End
                                                               April 30, 2003              2002             2001            2000
                                                              ----------------   -------------------------------------------------
Components of Net Periodic (Benefit)/Expense

    Interest costs                                            $         37         $         148   $          144   $         142
    Expected return on plan assets                                     (32)                 (174)            (209)           (206)
    Net loss recognition                                                18                    14                -               -
    Amortization of unrecognized transition asset                       (2)                   (8)              (7)             (7)
                                                              ----------------   ----------------  ---------------  --------------
    Net periodic expense (benefit)                            $         21         $         (20)  $          (72)  $         (71)
                                                              ================   ================  ===============  ==============

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

         As a result of the application of Fresh-Start accounting, there are no amounts related to the pension plan recorded in other comprehensive income at April 30, 2003.

         We have non-qualified plans for directors and officers which were partially funded as of April 30, 2003, January 29, 2003 and January 30, 2002. Benefits under the plans totaled $2, $22 and $36 at April 30, 2003, January 29, 2003 and January 30, 2002, respectively, which have been accrued in the Consolidated Balance Sheets. Subsequent to the Company's emergence from Chapter 11 only a limited number of officers continued to be eligible for benefits under the non-qualified plans.

         Full-time associates who have worked 10 years and who have retired after age 55 have the option of participation in Kmart's medical plan until age
65. The plan is contributory, with retiree contributions adjusted annually. The accounting for the plan anticipates future cost-sharing changes that are consistent with our expressed intent to increase the retiree contribution rate annually. The accrued post-retirement benefit costs were $4, $32 and $40 at April 30, 2003, January 29, 2003 and January 30, 2002, respectively.

23. RETIREMENT SAVINGS PLANS

         The Retirement Savings Plans provide that associates of Kmart who have completed 1,000 hours of service within a twelve month period can invest from 1% to 25% of their earnings in their choice of various investments. For each dollar the participant contributed up to 6% of earnings, we contributed an additional 50 cents which was invested in the Employee Stock Ownership Plan. On and after January 22, 2002, the employer matching contribution is invested in the other available investment funds offered by the Plans, as elected by each participant. In February 2002, the Retirement Savings Plans were amended to eliminate future investments in the Employee Stock Ownership Plan.

         The Retirement Savings Plan also had a profit sharing feature whereby we would make contributions based on profits, with minimum yearly contributions required of $30. The profit sharing feature was discontinued in 2001. Our total expense related to the Retirement Savings Plans was $8 and $10 for the 13-week periods ended April 30, 2003 and May 1, 2002, respectively, and $31, $39 and $73 in fiscal 2002, fiscal 2001 and fiscal 2000, respectively.

24. OTHER COMMITMENTS AND CONTINGENCIES

Contingent Liabilities

         The Predecessor Company had (i) guaranteed obligations for real property leases of certain Debtors and former subsidiaries of Kmart including, but not limited to, The Sports Authority, Inc., OfficeMax, Inc. and Borders Group, Inc., some of which leases were assigned pre-petition; (ii) contingent liabilities under real property leases assigned by Kmart pre-petition; and (iii) guaranteed indebtedness of other parties related to certain of our leased properties financed by industrial revenue bonds. To the extent not expressly assumed or reinstated under the Plan of Reorganization these guarantees were discharged subject to pre-petition claims administration.

Legal Proceedings

         Fair Labor Standards Litigation

         Kmart is a defendant in six putative class actions and one multi-plaintiff case pending in California, all relating to Kmart's classification of assistant managers and various other employees as "exempt" employees under the federal Fair Labor Standards Act ("FLSA") and the California Labor Code, and Kmart's alleged failure to pay overtime wages as required by these laws. These seven wage-and-hour cases were all filed during 2001 and are currently pending in the United States District Court for the Eastern District of California (Henderson v. Kmart), the United States District Court for the Central District of California (Gulley v. Kmart, the multi-plaintiff case, which was originally brought in state court) and the Superior Courts of the State of California for the Counties of Alameda, Los Angeles and Riverside (Panossian v. Kmart, Wallace v. Kmart, Pierce v. Kmart, Hancock v. Kmart, Pryor v. Kmart). If all of these cases were determined adversely to Kmart, the resulting damages could have a material adverse impact on our results of operations and financial condition. However, there have been no class certifications, all of the cases are stayed and enjoined as a result of Kmart's Chapter 11 proceedings and confirmation of the Plan and, based on our initial

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

investigations, we believe that we have meritorious defenses to each of these claims. We presently do not expect to have any material financial exposure as a result of these cases.

         Kmart is a defendant in a putative class action pending in Oklahoma relating to the proper payment of overtime to hourly associates under the FLSA. The plaintiff claims he represents a class of all current and former Kmart employees who have been improperly denied overtime pay. This case was filed on March 4, 2003 and is currently pending in the U.S. District Court for the Northern District of Oklahoma. At this time, the likelihood of a material unfavorable outcome is not considered probable.

         There is an increasing trend of high profile class action litigation, particularly in the retail industry, against employers of large numbers of people which allege violations of the FLSA. Other companies against which these cases have been filed have paid significant settlements and/or had significant judgments entered against them. Kmart has a large employee base; however no FLSA class actions against Kmart have yet been certified. The actions described above are the only FLSA related matters that are currently pending against Kmart.

         To the extent that any awards are granted to the respective plaintiffs, the Successor Company will be responsible only for any portion of any such award relating to a post-petition period. Any portion of any such award that is a monetary claim relating to a pre-petition period will be addressed in accordance with the Plan of Reorganization.

Securities Action Litigation

         Since February 21, 2002, five separate purported class actions have been filed on behalf of purchasers of Kmart common stock. The initial complaints were filed on behalf of purchasers of common stock between May 17, 2001 and January 22, 2002, inclusive, and named Charles C. Conaway, former CEO and Chairman of the Board of Kmart as the sole defendant. The complaints filed in the United States District Court for the Eastern District of Michigan, allege, among other things, that Mr. Conaway made material misstatements or omissions during the alleged class period that inflated the trading prices of the Predecessor Company's common stock and seek, among other things, damages under
Section 10b-5 of the Securities and Exchange Act of 1934. On October 15, 2002, an amended consolidated complaint was filed that enlarged the class of persons on whose behalf the action was brought to include purchasers of the Predecessor Company's securities between March 13, 2001 and May 15, 2002, and added former officers and PricewaterhouseCoopers LLP as defendants. Kmart is not a defendant in this litigation.

         On July 31, 2002, attorneys for plaintiffs in the then pending class action lawsuits filed a class proof of claim in the Court (the "Class Proof of Claim") on behalf of the plaintiffs and all purchasers of the Predecessor Company's common stock between May 17, 2001 and January 22, 2002, inclusive. The Class Proof of Claim, which is asserted against the Debtors, reserved the right to identify additional claimants or members of the class group in the future. In support of the Class Proof of Claim, the claimants rely on the above-referenced class actions filed against the parties identified above. The claimants state that the grounds for liability are alleged damages for violations of federal securities laws, including the Securities Exchange Act of 1934, in connection with the purchase or acquisition of the Predecessor Company's common stock by the claimants during the class period. The Class Proof of Claim alleges that the Debtors are liable to the claimants for damages in a sum not presently determinable but believed to be not less than $700 in the aggregate, plus interest, costs and allowed attorneys' fees.

         On March 18, 2002, a purported class action was filed in the United States District Court for the Eastern District of Michigan on behalf of participants or beneficiaries of the Kmart Corporation Retirement Savings Plan against various current and former employees and directors of Kmart alleging breach of fiduciary duty under the Employee Retirement Income Security Act for excessive investment in the Predecessor Company's stock; failure to provide complete and accurate information about the Predecessor Company's common stock; and failure to provide accurate information regarding our financial condition. Subsequently, amended complaints were filed that added additional current and former employees and directors of Kmart as defendants. Kmart is not a defendant in this litigation. On July 29, 2002, the plaintiffs filed proofs of claim with the Court in an aggregate amount equal to $180.

         On April 26, 2002, a lawsuit was filed in the United States District Court for the Eastern District of Michigan on behalf of three limited partnerships (the "Softbank Funds") that purchased stock of Bluelight.com, a subsidiary of Kmart, naming Charles C. Conaway, as former CEO and Chairman of the Board of Kmart, as the sole defendant. The Complaint alleges that Mr. Conaway

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


breached his fiduciary duty, took certain actions and made certain misrepresentations that induced plaintiffs to exchange their Bluelight.com stock for the Predecessor Company's stock and prevented plaintiffs from realizing the market value of their stock. The complaint also alleges violations of Section 10b-5 of the Securities and Exchange Act of 1934 and Section 410 of the Michigan Uniform Securities Act. Kmart was not a defendant in this litigation. On January 16, 2003, the District Court dismissed the complaint. On February 14, 2003, a lawsuit was filed by the Softbank Funds against Mr. Conaway in the Circuit Court of Cook County, Illinois. This lawsuit seeks $33 from the defendant for alleged breach of fiduciary duty in connection with the failure of the Predecessor Company to cause the registration of the plaintiffs' shares of the Predecessor Company's common stock to become effective. This claim is essentially the same as count I of the lawsuit that was dismissed on January 16, 2003. On May 2, 2002, the plaintiffs filed proofs of claim with the Court in an aggregate amount equal to $56. On June 26, 2003, the Circuit Court dismissed the complaint without prejudice. The Softbank Funds filed a First Amended Complaint seeking $33 against Mr. Conaway and a motion for Voluntary Dismissal of the Complaint on July 25, 2003. On August 4, 2003, the Circuit Court dismissed the First Amended Complaint without prejudice.

         The foregoing actions, which were brought by or on behalf of holders of common stock of the Predecessor Company and are referred to as "Securities Actions" under the Plan of Reorganization, were brought against persons other than the Company and, therefore, were not extinguished when we emerged from Chapter 11. Accordingly, to the extent that any awards are granted to the respective plaintiffs under these actions and a claim is allowed against the Predecessor Company under the proofs of claim previously filed with the Court, the allowed claim, to the extent not covered by insurance, will be addressed in accordance with the Plan of Reorganization. Except as noted above, the foregoing actions relate to periods occurring prior to the Petition Date. Any obligations which we may have with respect to a claim for indemnification by any of the defendants will be governed by the terms of the Plan of Reorganization.

Other and Routine Actions

         Kmart is a defendant in a putative class action pending in Colorado relating to proper access to facilities for the disabled under the Americans with Disabilities Act ("ADA"). The plaintiff claims he represents a class of disabled customers who have been improperly denied access to facilities required under the ADA. This case was filed on October 1, 1999 and is currently pending in the United States District Court in Denver, Colorado. This action has been stayed pursuant to the automatic bankruptcy stay and the plan injunction. No class has been certified. At this time, the likelihood of a material unfavorable outcome is not considered probable.

         We are a party to a substantial number of other claims, lawsuits and pending actions which are routine and incidental to our business. To the extent that any claim relates to a contract which was assumed by us when we emerged or relates to a time period occurring after the Petition Date, the Successor Company shall be responsible for any damages which may result. In addition, certain contracts allow for damage provisions or other repayments as a result of our termination of the contracts.

         We assess the likelihood of potential losses on an ongoing basis and when they are considered probable and reasonably estimable, record an estimate of the ultimate outcome. If there is no single point estimate of loss that is considered more likely than others, an amount representing the low end of the range of possible outcomes is recorded. Our balance sheet as of April 30, 2003 only reflects potential losses for which the Successor Company may have ultimate responsibility.

Investigative Matters

         Kmart has been provided with copies of anonymous letters that were sent to the SEC, our auditors, directors, legal counsel and others, expressing concern with respect to various matters. The letters purported to be sent by certain of our employees. The letters were referred to the Predecessor Company's Audit Committee of the Board of Directors, which engaged outside counsel to review and investigate the matters set forth in the letters. We are cooperating with the SEC and the U. S. Attorney's office for the Eastern District of Michigan with respect to the investigations of these matters. The staff of the SEC has expressed concerns with respect to the manner in which we recorded vendor allowances prior to the change in accounting principles at the end of fiscal 2001, as well as the Staff's intention to continue to pursue its investigation of these matters. The United States Attorney for the Eastern District of Michigan also is undertaking an inquiry into these matters. A detailed discussion of the investigation and stewardship review, as well as the results of such investigation and review, is contained in the Disclosure Statement, which we filed as Exhibit 2.2 to our Current Report on Form 8-K dated March 7, 2003.

                            KMART HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

         After consultation with the statutory committees in our Chapter 11 proceedings, we had determined that the Creditor Trust was the preferred available mechanism for resolving any legal claims that arose out of these investigations. As part of the Plan of Reorganization, the trustee of the trust is charged with responsibility for determining which claims to pursue and, thereafter, litigating such claims.

Other:

         Minimum royalty payments in certain vendor contracts for the five years beginning in 2003 are: 2003 - $87; 2004 - $86; 2005 - $87; 2006 - $84; 2007 -
$90 and 2008 and later - $441.

25. SUBSEQUENT EVENTS

         On June 4, 2003, Martha Stewart was indicted in the United States District Court of the Southern District of New York. The Martha Stewart brand is considered a distinctive brand for Kmart and we currently sell Martha Stewart home, garden, colors, baby, kitchen, keeping and decorating product lines, along with candles and accessories. Martha Stewart has resigned her position as Chairman and Chief Executive Officer of Martha Stewart Omnimedia, Inc; however, she will serve as the Chief Creative Officer and remain on the Board of Directors. To-date, we have not experienced any significant adverse impact from this matter on the sales of Martha Stewart brand product lines.

         On June 10, 2003 our common stock began trading on the NASDAQ National Market System under the symbol KMRT. The common stock had previously traded on the OTC Bulletin Board.

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and
Board of Directors of
Kmart Holding Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' (deficit) equity and of cash flows present fairly, in all material respects, the financial position of Kmart Holding Corporation and its subsidiaries (Predecessor Company) at January 29, 2003 and January 30, 2002 and the results of their operations and their cash flows for the period from January 30, 2003 to April 30, 2003, and for each of the three years in the period ended January 29, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the Company filed a petition on January 22, 2002 with the United States Bankruptcy Court for the Northern District of Illinois for reorganization under the provisions of Chapter 11 of the Bankruptcy Code. The Company's Amended Plan of Reorganization was substantially consummated on April 23, 2003 and the Company emerged from bankruptcy on May 6, 2003. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, MI
August 8, 2003

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and
Board of Directors of
Kmart Holding Corporation:

In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of Kmart Holding Corporation and its subsidiaries (Successor Company) at April 30, 2003 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the United States Bankruptcy Court for the Northern District of Illinois confirmed the Company's Amended Joint Plan of Reorganization (the "plan") on April 23, 2003. Confirmation of the plan resulted in the discharge of all claims against the Company that arose before January 22, 2002 and terminates all rights and interests of equity security holders as provided for in the plan. The plan was substantially consummated on April 23, 2003 and the Company emerged from bankruptcy on May 6, 2003. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting as of April 30, 2003.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, MI
August 8, 2003




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